QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Allos Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ALLOS THERAPEUTICS, INC.
11080 CirclePoint Road, Suite 200
Westminster, Colorado 80020

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 24, 2008

Dear Stockholder:

        You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Allos Therapeutics, Inc., a Delaware corporation (the "Company"). The meeting will be held on June 24, 2008 at 8:00 am local time at the Westin Westminster Hotel, 10600 Westminster Boulevard, Westminster, Colorado 80020 for the following purposes:

1.
To elect directors to serve for the ensuing year and until their successors are elected.

2.
To approve the Company's 2008 Equity Incentive Plan.

3.
To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008.

4.
To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the proxy statement accompanying this Notice.

        The record date for the Annual Meeting is April 25, 2008. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors
/s/ MARC H. GRABOYES
Marc H. Graboyes Secretary

Westminster, Colorado
April 29, 2008

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ALLOS THERAPEUTICS, INC.
11080 CirclePoint Road, Suite 200
Westminster, Colorado 80020

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 24, 2008

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

        We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Allos Therapeutics, Inc. (sometimes referred to as the "Company," "Allos," "we," "us," and "our") is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

        The Company intends to mail this proxy statement and accompanying proxy card on or about May 6, 2008 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on April 25, 2008 will be entitled to vote at the annual meeting. On this record date, there were 68,115,616 shares of common stock outstanding and entitled to vote.

        Stockholder of Record: Shares Registered in Your Name

        If on April 25, 2008 your shares were registered directly in your name with the Company's transfer agent, Mellon Investor Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

        Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on April 25, 2008 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are three matters scheduled for a vote:

  •
  Election of seven directors;

  •
  Approval of the Company's 2008 Equity Incentive Plan (the "2008 Plan"); and

  •
  Ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008.

How do I vote?

        You may either vote "For" all the nominees to the Board of Directors or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

        Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  •
  To vote over the telephone, dial toll-free 1-866-540-5760 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 pm, Eastern Time on June 23, 2008 to be counted.

  •
  To vote on the Internet, go to http://www.proxyvoting.com/alth to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 pm, Eastern Time on June 23, 2008 to be counted.

        Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Allos. Simply complete and mail the proxy card as instructed by your broker, bank or other agent to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of April 25, 2008.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of all seven nominees for director, "For" the approval of the 2008 Plan and "For" the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2008. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees and Mellon Investor Services may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Mellon Investor Services will be paid its customary fee of $6,500 plus out of pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a timely written notice that you are revoking your proxy to the attention of our Corporate Secretary, c/o Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020.

  •
  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

        If you are the beneficial owner of shares registered in the name of your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by January 6, 2009 to the attention of our Corporate Secretary, c/o Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020. If you wish to submit a proposal that is not to be included in next year's proxy materials or nominate a director, you must do so no earlier than March 26, 2009 and no later than April 25, 2009. You are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Withhold" and, with respect to proposals other than the election of directors, "Against" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of the New York Stock Exchange ("NYSE"), "non-routine" matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers or stockholder proposals. Both the election of directors and ratification of the selection of our independent registered public accounting firm are considered "routine" matters under the rules and interpretations of the NYSE. Approval of the 2008 Plan is considered a "non-routine" matter under the rules and interpretations of the NYSE. Accordingly, brokers who hold your shares in "street name" do not have authority, discretionary or otherwise, to vote your shares with respect to approval of the 2008 Plan unless they receive proper instructions to do so from you in a timely manner.

How many votes are needed to approve each proposal?

  •
  For the election of directors, the seven nominees receiving the most "For" votes (from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes "For" or "Withheld" will affect the outcome.

  •
  To be approved, Proposal No. 2 to approve the 2008 Plan must receive "For" votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  To be approved, Proposal No. 3 to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2008 must receive "For" votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the shares of common stock outstanding on the record date are present at the meeting in person or represented by proxy. On the record date, there were 68,115,616 shares of common stock outstanding and entitled to vote. Thus, the holders of 34,057,809 shares of common stock must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the annual meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the quarter ending June 30, 2008.

PROPOSAL 1
ELECTION OF DIRECTORS

        The Company's Board of Directors currently consists of eight directors. There are seven nominees for director this year. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected, or, if sooner, until the director's death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders.

        Pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement") dated March 2, 2005 between the Company and Warburg Pincus Private Equity VIII, L.P. ("Warburg"), for so long as Warburg owns at least two-thirds of the number of shares of common stock issued upon exchange of the Series A Exchangeable Preferred Stock (the "Exchangeable Preferred") acquired by it under the Securities Purchase Agreement, the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain as directors on its Board of Directors two individuals designated by Warburg (each, an "Investor Designee" and collectively, the "Investor Designees"). If Warburg no longer has the right to designate two members of the Board of Directors, then, for so long as Warburg owns at least 50% of the number of shares of common stock issued upon exchange of the Exchangeable Preferred acquired by it under the Securities Purchase Agreement, the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain as a director on the Board of Directors, one Investor Designee. Effective March 4, 2005, Stewart Hen and Jonathan S. Leff, each of whom is a Managing Director of Warburg, were elected to the Company's Board of Directors. In addition, subject to applicable law and the rules and regulations of the Securities and Exchange Commission ("SEC") and The Nasdaq Stock Market ("Nasdaq"), the Company is required to use its reasonable best efforts to cause one of the Investor Designees to be a member of each principal committee of the Board of Directors. However, the Board of Directors has determined, based on its analysis of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that the Investor Designees are not eligible to serve as members of the Audit Committee of the Board of Directors due to the size of Warburg's ownership interest.

        It is the Company's policy to encourage nominees for directors to attend the annual meeting. All of the nominees for election as a director at the Company's 2007 Annual Meeting of Stockholders attended the 2007 Annual Meeting of Stockholders.

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The seven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Company's Board of Directors. Each person nominated for election has agreed to serve if elected. The Company's management has no reason to believe that any nominee will be unable to serve.

        William R. Ringo, age 62 and currently a member of the Company's Board of Directors, informed the Company in March 2008 of his intention not to stand for re-election to the Company's Board of Directors at the 2008 Annual Meeting of Stockholders. Mr. Ringo has been a member of the Company's Board of Directors since January 2007 and will continue to serve as a director of the Company until the expiration of his current term on June 24, 2008. In March 2008, Mr. Ringo was appointed Senior Vice President of Strategy and Business Development of Pfizer Inc., a position that will preclude his continued service as a director of the Company. Previously, Mr. Ringo served as President and CEO of Abgenix, Inc. from August 2004 until April 2006, when it was acquired by Amgen, Inc. From June 2003 to September 2003, he served as interim CEO of InterMune, Inc., where he continues to serve as non-executive Chairman of the Board. Mr. Ringo is also a member of the Board of Directors of Inspire Pharmaceuticals Inc.

Nominees

        The following is a brief biography of each nominee for director as of April 1, 2008.

NAME	AGE	PRINCIPAL OCCUPATION/ POSITION HELD WITH THE COMPANY
Stephen J. Hoffman, Ph.D., M.D.	52	Chairman of the Board
Paul L. Berns	41	President and Chief Executive Officer
Michael D. Casey	62	Pharmaceutical Industry Consultant
Stewart Hen	41	General Partner, Warburg Pincus & Co.; Managing Director, Warburg Pincus LLC
Jeffrey R. Latts, M.D.	60	Pharmaceutical Industry Consultant
Jonathan S. Leff	39	General Partner, Warburg Pincus & Co.; Managing Director, Warburg Pincus LLC
Timothy P. Lynch	38	President and Chief Executive Officer, NeuroStat Pharmaceuticals, Inc.

        Stephen J. Hoffman, Ph.D., M.D. is the Company's Chairman of the Board. Dr. Hoffman has served as a Managing Director of Skyline Ventures, a venture capital firm, since May 2007. From January 2003 to March 2007, Dr. Hoffman was a General Partner of TechnoVenture Management, a venture capital firm. He has served as a member of the Board of Directors since 1994 and as the Company's Chairman of the Board since December 2001. From July 1994 to December 2001, Dr. Hoffman served as the Company's President and Chief Executive Officer. Prior to that, from inception to 1994, Dr. Hoffman served as a consultant to the Company's investor group. From 1990 to 1994, he completed a fellowship in clinical oncology and a residency/fellowship in dermatology, both at the University of Colorado. Dr. Hoffman was the scientific founder of Somatogen Inc., a biopharmaceutical company, where he held the position of Director of Corporate Research and Vice President of Science and Technology from 1987 to 1990. Dr. Hoffman is a director of Sirtris Pharmaceuticals, Inc. Dr. Hoffman received his Ph.D. in bio-organic chemistry from Northwestern University and his M.D. from the University of Colorado School of Medicine.

        Paul L. Berns has served as the Company's President and Chief Executive Officer, and as a member of the Board of Directors, since March 2006. Prior to joining the Company, Mr. Berns was a self-employed consultant to the pharmaceutical industry from July 2005 to March 2006. From June 2002 to July 2005, Mr. Berns was President, Chief Executive Officer and a director of Bone Care International, Inc., a specialty pharmaceutical company that was acquired by Genzyme Corporation in 2005. Prior to that, from 2001 to 2002, Mr. Berns served as Vice President and General Manager of the Immunology, Oncology and Pain Therapeutics business unit of Abbott Laboratories, a pharmaceutical company. From 2000 to 2001, he served as Vice President, Marketing of BASF Pharmaceuticals-Knoll, a pharmaceutical company, and from 1990 to 2000, Mr. Berns held various positions, including senior management roles, at Bristol-Myers Squibb Company, a pharmaceutical company. Mr. Berns is a director of XenoPort, Inc. Mr. Berns received a B.S. in Economics from the University of Wisconsin.

        Michael D. Casey has served as a member of the Board of Directors since June 2002. Since February 2002, Mr. Casey has been a self-employed consultant to the pharmaceutical industry. Previously, Mr. Casey served four years as President, Chief Executive Officer and Chairman of Matrix Pharmaceuticals, Inc., a biopharmaceutical company, until Chiron Corporation acquired the company in February 2002. Prior to joining Matrix, Mr. Casey was President of two divisions of Schein Pharmaceutical, Inc. from 1995 to 1997, and President and Chief Operating Officer of Genetic Therapy, Inc. from 1993 to 1995 when it was sold to Sandoz (Novartis). Mr. Casey also spent 25 years with Johnson & Johnson, including as Vice President of Sales and Marketing of Ortho Pharmaceutical Corporation and President of McNeil Pharmaceuticals. Mr. Casey is a director of AVI Biopharma, Inc., Celgene Corp. and Durect Corporation.

        Stewart Hen has served as a member of the Board of Directors since March 2005. Mr. Hen serves as a General Partner of Warburg Pincus & Co. and as a Managing Director of Warburg Pincus LLC. Mr. Hen joined Warburg Pincus in 2000 and focuses on investments in biotechnology and pharmaceuticals. Prior to joining Warburg Pincus, he served as a management consultant at McKinsey & Company. Prior to joining McKinsey, Mr. Hen held positions at Merck in both Research & Development and Manufacturing. Mr. Hen is currently a director of Altus Pharmaceuticals, Inc., Neurogen Corporation and several private companies. Mr. Hen holds an M.B.A. from The Wharton School, an M.S. in chemical engineering from the Massachusetts Institute of Technology and a B.S. in chemical engineering from the University of Delaware.

        Jeffrey R. Latts, M.D. has served as a member of the Board of Directors since April 2007. Since January 2007, Dr. Latts has been a self-employed consultant to the pharmaceutical industry. Previously, Dr. Latts served as Executive Vice President of Exelixis, Inc., a biotechnology company, from January 2006 to January 2007, and as Senior Vice President of Exelixis, Inc. from July 2001 to December 2005. He also served as Chief Medical Officer of Exelixis, Inc. from July 2001 to September 2006. Prior to that, Dr. Latts held key management positions with Berlex Laboratories, a pharmaceutical healthcare company, where he served as Chief Medical Officer from 1995 to 2001, and Vice President, Clinical Research and Development from 1990 to 2001. Prior to that, Dr. Latts served as Vice President of Clinical Research at Wyeth Ayerst Research, a division of Wyeth Laboratories. He began his career in the pharmaceutical industry with the Parke-Davis Pharmaceutical Division of Warner Lambert. In over 25 years in the pharmaceutical industry, Dr. Latts has been involved in numerous investigational new drug application submissions and has successfully initiated early to late stage clinical trials for multiple disease areas, including cancer, immunology, central nervous system and metabolic diseases. Dr. Latts received a B.S. in medicine and an M.D. from the University of Minnesota.

        Jonathan S. Leff has served as a member of the Board of Directors since March 2005. Mr. Leff serves as a General Partner of Warburg Pincus & Co. and as a Managing Director of Warburg Pincus LLC. Mr. Leff joined Warburg Pincus in 1996 and is responsible for the firm's investment efforts in biotechnology and pharmaceuticals. Prior to joining Warburg Pincus, he was a consultant at Oliver, Wyman & Co. Mr. Leff is currently a director of Altus Pharmaceuticals, Inspire Pharmaceuticals, Inc., Intermune, Inc., Neurogen Corporation, Sunesis Pharmaceuticals and ZymoGenetics, Inc. Mr. Leff received his A.B. in Government from Harvard College and his M.B.A. from Stanford University Graduate School of Business.

        Timothy P. Lynch has served as a member of the Board of Directors since November 2005. Mr. Lynch is the President and Chief Executive Officer of NeuroStat Pharmaceuticals, a start-up specialty pharmaceutical company he founded in October 2005. From June 2005 through September 2005, Mr. Lynch was President and Chief Executive Officer of Vivo Therapeutics, Inc., a venture-backed specialty pharmaceuticals start-up. From October 2002 through June 2005, Mr. Lynch served as Chief Financial Officer of Tercica, Inc. From 1999 to June 2002, Mr. Lynch served as Chief Financial Officer of InterMune, Inc. He was involved with the initial public offerings of both biopharmaceutical companies. Previously, Mr. Lynch served as Director of Strategic Planning and as a pharmaceutical sales representative at Elan Corporation, plc, a pharmaceutical company. He started his career as an investment banker at Goldman, Sachs & Co. and Chase Securities, Inc. Mr. Lynch is a director of Aradigm Corporation, BioForm Medical, Inc., and Nabi Biopharmaceuticals. Mr. Lynch received his B.A. in economics from Colgate University and his M.B.A. from the Harvard Graduate School of Business.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

Independence of the Board of Directors

        As required under Nasdaq listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the board of directors. The Company's Board of Directors consults with legal counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in the Nasdaq listing standards, as in effect from time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director and director nominee, or any of their respective family members, and the Company, its senior management and its independent registered public accountants, the Board has affirmatively determined that the following directors or nominees for director are "independent" within the meaning of the applicable Nasdaq listing standards: Mr. Casey, Mr. Hen, Dr. Hoffman, Dr. Latts, Mr. Leff, Mr. Lynch and Mr. Ringo. The Board also determined that Mark G. Edwards, who resigned as a director of the Company effective June 19, 2007, the date of the Company's 2007 Annual Meeting of Stockholders, was independent within the meaning of the applicable Nasdaq listing standards while serving as a member of the Board. In making these determinations, the Board found that none of the these directors or nominees for director had a material or other disqualifying relationship with the Company. In determining the independence of Messrs. Hen and Leff, the Board took into account that each of Messrs. Hen and Leff are Managing Directors of Warburg Pincus LLC, an affiliate of Warburg. In determining the independence of Dr. Latts, the Board took into account that Dr. Latts provided consulting services to Warburg Pincus LLC during the fiscal year ended December 31, 2007. In determining the independence of Mr. Ringo, the Board took into account that Mr. Ringo formerly served as CEO-in-residence of Warburg Pincus LLC. In determining the independence of Dr. Hoffman, the Board took into account that Dr. Hoffman served as President and Chief Executive Officer of the Company from July 1994 to December 2001. The Board did not believe that any of the foregoing relationships would interfere with the exercise of independent judgment by Messrs. Hen, Leff or Ringo or Drs. Latts or Hoffman in carrying out their responsibilities as directors of the Company. Mr. Berns, the Company's current President and Chief Executive Officer, is not an independent director.

Meetings of the Board of Directors

        The Board of Directors met seven times during the last fiscal year. All directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

Information Regarding Committees of the Board of Directors

        The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2007 for each of the standing committees. Unless otherwise noted, each director served as a member of the designated committee for the entire fiscal year.

Name	Audit	Compensation	Nominating and Corporate Governance
Michael D. Casey(1)	X	X*	X
Mark G. Edwards(2)	X		X*
Stewart Hen			X
Jeffery R. Latts, M.D.(3)		X
Jonathan S. Leff		X
Timothy P. Lynch	X*	X
William R. Ringo(4)	X		X*
Total meetings in fiscal 2007	8	5	3

*
Committee Chairperson

(1)
Mr. Casey was appointed to the Nominating and Corporate Governance Committee effective June 19, 2007.

(2)
Mr. Edwards served as Chairman of the Nominating and Corporate Governance Committee until April 16, 2007. Mr. Edwards resigned as a director and member of the Audit Committee effective June 19, 2007.

(3)
Dr. Latts was appointed to the Compensation Committee effective June 19, 2007.

(4)
Mr. Ringo was appointed Chairman of the Nominating and Corporate Governance Committee effective April 16, 2007. Mr. Ringo was appointed to the Audit Committee effective June 19, 2007.

        Below is a description of each committee of the Board of Directors. Each committee has full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the committee considers necessary or appropriate in the performance of its duties. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding "independence" and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

        Audit Committee

        The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company's corporate accounting and financial reporting processes, the Company's systems of internal accounting and financial controls, and audits of the Company's financial statements. The Board has adopted a written charter for the Audit Committee that is available to stockholders on the Company's website at www.allos.com. The written charter describes the full power and authority of the Audit Committee and delegates responsibility to the Audit Committee to perform the following principle functions:

  •
  evaluate the performance of and assess the qualifications of the Company's independent registered public accountants;

  •
  determine and approve the engagement of the Company's independent registered public accountants;

  •
  determine whether to retain or terminate the Company's existing independent registered public accountants or to appoint and engage new independent registered public accountants;

  •
  review and approve the retention of the Company's independent registered public accountants to perform any proposed permissible non-audit services;

  •
  monitor the rotation of partners of the Company's independent registered public accountants on the Company's audit engagement team as required by law;

  •
  confer with management and the Company's independent registered public accountants regarding the effectiveness of the Company's internal controls over financial reporting;

  •
  establish procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

  •
  meet to review the Company's annual audited financial statements and quarterly financial statements with management and the Company's independent registered public accountants, including reviewing the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        The Audit Committee is composed of three directors: Messrs. Casey, Lynch and Ringo. The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). Further, the Board of Directors determined that Mr. Edwards was independent (as defined above) while he served as a member of the Audit Committee during 2007. The Board of Directors has also determined that Mr. Lynch, the Chairman of the Audit Committee, qualifies as an "audit committee financial expert," as defined in applicable SEC rules. The Board made a qualitative assessment of the level of knowledge and experience of Mr. Lynch based on a number of factors, including his formal education, experience and business acumen. The Board of Directors periodically reviews and approves the chairmanship and membership of the Audit Committee, based in part upon the recommendations of the Nominating and Corporate Governance Committee.

        The Audit Committee met eight times during 2007.

        Audit Committee Report(1)

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2007 with management of the Company. The Audit Committee has discussed with the Company's independent registered public accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the Company's independent registered public accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T, and has discussed with the independent registered public accountants the independent accountants' independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Mr. Michael D. Casey Mr. Timothy P. Lynch Mr. William R. Ringo

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, other than the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        Compensation Committee

        The Compensation Committee was established by the Board to oversee the Company's compensation policies, plans and programs, and to review and determine the compensation to be paid to the Company's directors and executive officers. The Board has adopted a written charter for the Compensation Committee that is available to stockholders on the Company's web site at www.allos.com. The written charter describes the full power and authority of the Compensation Committee, and delegates responsibility to the Compensation Committee to perform the following principle functions:

  •
  evaluate and recommend to the Board the compensation plans and programs deemed advisable for the Company, as well as the modification or termination of existing plans and programs;

  •
  review and approve the compensation to be paid to the Company's executive officers, including the terms of any employment agreements, severance arrangements, change-in-control protections and other compensatory arrangements;

  •
  review and approve the corporate and individual performance objectives relevant to the compensation of the Company's executive officers, and evaluate corporate and individual performance against these objectives;

  •
  evaluate and recommend to the Board the type and amount of compensation to be paid to the Company's non-employee directors;

  •
  administer the Company's employee benefit plans, including the Company's annual incentive plan, equity incentive plans and stock purchase plan;

  •
  evaluate the effectiveness of the Company's compensation policies, plans and programs in achieving expected benefits to the Company and otherwise furthering the Compensation Committee's compensation strategy; and

  •
  review and discuss with management the Company's "Compensation Discussion and Analysis," and consider whether to recommend to the Board that it be approved for inclusion in the Company's proxy statement and other filings.

        The Compensation Committee is composed of four directors: Messrs. Casey, Leff and Lynch and Dr. Latts. The Board of Directors reviews the Nasdaq listing standards definition of independence for Compensation Committee members on an annual basis and has determined that all members of the Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Board of Directors periodically reviews and approves the chairmanship and membership of the Compensation Committee, based in part upon the recommendation of the Nominating and Corporate Governance Committee.

        The Compensation Committee met five times during 2007. A discussion of the Compensation Committee's processes and procedures for the consideration and determination of executive officer and director compensation is included in the Compensation Discussion and Analysis beginning on page 32 of this proxy statement.

        Compensation Committee Interlocks and Insider Participation

        As noted above, the Company's Compensation Committee consists of Messrs. Casey, Leff and Lynch and Dr. Latts. None of the Company's executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on the Company's Board of Directors or Compensation Committee.

        Compensation Committee Report(2)

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Mr. Michael D. Casey Dr. Jeffrey R. Latts Mr. Jonathan S. Leff Mr. Timothy P. Lynch

        Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee was established by the Board to oversee all aspects of the Company's corporate governance functions, make recommendations to the Board regarding corporate governance issues, identify, review and evaluate candidates to serve as directors of the Company, and recommend such candidates to the Board. The Board has adopted a written charter for the Nominating and Corporate Governance Committee that is available to stockholders on the Company's web site at www.allos.com. The written charter describes the full power and authority of the Nominating and Corporate Governance Committee, and delegates responsibility to the Nominating and Corporate Governance Committee to perform the following principle functions:

  •
  establish criteria for Board membership and identify, evaluate, review and recommend candidates to serve as directors of the Company, including consideration of any potential conflicts of interest as well as applicable independence and experience requirements;

  •
  review, evaluate and recommend incumbent directors for continued service as directors of the Company;

  •
  monitor the size of the Board;

  •
  consider board nominees and proposals submitted by the Company's stockholders;

  •
  make recommendations to the Board regarding the chairmanship and membership of the committees of the Board;

  •
  oversee and review the processes and procedures used to periodically review and assess the performance of the Board and its committees;

  •
  periodically review and make recommendations regarding the Company's succession planning for the office of Chief Executive Officer; and

  •
  develop and maintain a set of corporate governance guidelines applicable to the Company.

        The Nominating and Corporate Governance Committee is composed of three directors: Messrs. Casey, Hen and Ringo. The Board of Directors reviews the Nasdaq listing standards definition of independence for Nominating and Corporate Governance Committee members on an annual basis and has determined that all members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). Further, the Board of Directors determined that Mr. Edwards was independent (as defined above) while he served as a member of the Nominating and Corporate Governance Committee during 2007.

(2)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, other than the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Board of Directors periodically reviews and approves the chairmanship and members of the Nominating and Corporate Governance Committee, based in part upon the recommendation of the Nominating and Corporate Governance Committee.

        The Nominating and Corporate Governance Committee met three times during 2007.

Information Regarding the Director Nomination Process

        The Nominating and Corporate Governance Committee has adopted policies regarding qualifications of directors and procedures for identifying and evaluating director candidates, as well as policies and procedures regarding stockholder recommendations for the nomination of directors. The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including having the highest personal integrity and ethical character, and a general understanding of contemporary corporate governance concerns, regulatory obligations for public issuers, strategic business planning and basic concepts of corporate finance. The Nominating and Corporate Governance Committee also intends to consider such factors as an ability to function effectively in an oversight role based upon management or policy making experience, adequate time to devote to the affairs of the Company, demonstrated professional achievement in his or her field, and an ability to exercise sound, independent judgment and fairly represent all stockholders of the Company. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company, and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, background and such other factors as it deems appropriate given the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability. The Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors' overall service to the Company during their term, in light of the Company's view that the continuing service of qualified incumbent directors promotes stability and continuity on the Board. The Nominating and Corporate Governance Committee evaluates the qualifications and performance of incumbent directors, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not, except that the Nominating and Corporate Governance Committee may consider, as one factor, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company and the extent to which the recommending stockholder intends to continue holding its interest in the Company.

        The Nominating and Corporate Governance Committee will consider any director nominee proposed in good faith by a stockholder of the Company where the Nominating and Corporate Governance Committee has not determined to re-nominate a qualified incumbent director for such position, provided that such stockholder has held at least 1% of the Company's voting common stock for at least one year as of the date the recommendation is made, and provided that such stockholder complies with certain requirements, including Section 5(c) of the Company's Bylaws. Among other things, Section 5(c) of the Bylaws requires a stockholder to timely submit the candidate's name, business credentials, contact information and his or her consent to be considered as a candidate for director. In addition, the proposing stockholder must include a statement supporting his or her view that the proposed nominee possesses the minimum qualifications for director nominees set forth by the

Nominating and Corporate Governance Committee and whether the nominee, if elected, would fairly represent all stockholders of the Company. The proposing stockholder must also include his or her contact information, including telephone number, and a statement of his or her share ownership, the time period that the shares have been held and whether the stockholder has a good faith intention to continue to hold the reported shares through the date of the Company's next annual meeting. All stockholder recommendations for the nomination of directors must be in writing, addressed to the attention of the Company's Corporate Secretary, c/o Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020. To be timely, a stockholder's nomination must be delivered to the Corporate Secretary no earlier than the close of business on the ninetieth (90th) day and no later than the close of business on the sixtieth (60th) day prior to the first anniversary of the preceding year's annual meeting. Stockholders who wish to submit director nominees should consult Section 5(c) of the Company's Bylaws for additional information.

        Messrs. Hen and Leff were recommended for election to the Board of Directors by Warburg, a stockholder of the Company. Pursuant to the Securities Purchase Agreement between Warburg and the Company, for so long as Warburg owns at least two-thirds of the number of shares of common stock issued upon exchange of the Exchangeable Preferred acquired by it under the Securities Purchase Agreement, the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain as directors on the Board of Directors two Investor Designees. If Warburg no longer has the right to designate two members of the Board of Directors, then, for so long as Warburg owns at least 50% of the number of shares of common stock issued upon exchange of the Exchangeable Preferred acquired by it under the Securities Purchase Agreement, the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain as a director on the Board of Directors, one Investor Designee.

        The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or group of stockholders holding more than 5% of the Company's voting stock.

Stockholder Communications with the Board of Directors

        Historically, the Company has not adopted a formal process for stockholder communications with the Board. However, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. Stockholders may direct communications to a particular director, or to the independent directors generally, in care of: Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020.

Code of Ethics

        The Company has adopted the Allos Therapeutics, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available to stockholders on the Company's web site at www.allos.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on the Company's web site at www.allos.com.

Corporate Governance Guidelines

        The Board of Directors has documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board has the necessary authority and practices in place to review and evaluate the Company's business operations as needed and to make decisions that are independent of the Company's management. The guidelines are also intended to align the interests of directors and management with those of the Company's stockholders. The Corporate Governance Guidelines set forth the practices the Board follows with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the Nasdaq listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines are available to stockholders on the Company's web site at www.allos.com.

PROPOSAL 2
APPROVAL OF THE COMPANY'S 2008 EQUITY INCENTIVE PLAN

        In April 2008, the Board of Directors adopted the 2008 Plan, subject to stockholder approval. The 2008 Plan is intended to serve as the successor to and continuation of the Company's 2006 Inducement Award Plan, 2002 Broad Based Equity Incentive Plan and 2000 Stock Incentive Compensation Plan (collectively, the "Prior Plans"). If the 2008 Plan is approved by the stockholders of the Company, the aggregate number of shares of common stock that will be reserved for issuance under the 2008 Plan will equal (i) 12,753,493 shares (which consists of (A) 1,260,790 shares remaining available for issuance under the Prior Plans as of April 15, 2008, plus (B) 7,423,047 shares subject to outstanding stock awards granted under the Prior Plans as of April 15, 2008, plus (C) an additional 4,200,000 new shares reserved for issuance under the 2008 Plan), minus (ii) the number of shares that are issued pursuant to stock awards under the Prior Plans between April 15, 2008 and the effective date of the 2008 Plan that are not subject to cancellation, forfeiture or repurchase by the Company and are not otherwise subject to reversion to the share reserves under such Prior Plans, provided that all stock awards granted pursuant to the Prior Plans between April 15, 2008 and the effective date of the 2008 Plan and all stock awards granted pursuant to the 2008 Plan on or after the effective date of the 2008 Plan, in each case other than stock options and stock appreciation rights granted with an exercise price of at least 100% of such stock award's fair market value on the date of grant, will reduce the number of shares available for issuance under the 2008 Plan by 1.35 shares per share granted pursuant to the stock award. Following the effective date of the 2008 Plan, no additional stock awards will be granted under the Prior Plans and all outstanding stock awards granted under the Prior Plans will be deemed to be Stock Awards granted under the 2008 Plan (but will remain subject to the terms of the Prior Plans with respect to which they were originally granted).

        As of April 15, 2008, there were (a) 1,260,790 shares of common stock remaining available for issuance under the Prior Plans, (b) 161,250 shares of restricted stock outstanding under the Prior Plans, (c) 150,000 shares of restricted stock outstanding under an inducement award granted to Mr. Berns outside of the Company's stockholder-approved equity plans and in connection with his commencement of employment with the Company, and (d) options to acquire a total of 7,602,885 shares of common stock outstanding under the Prior Plans and the Company's 1995 Stock Option Plan (the "1995 Plan"), with a weighted average exercise price of $4.99 per share and a weighted average remaining contractual term of 8.12 years. Of the options to acquire 7,602,885 shares of common stock outstanding as of April 15, 2008, options to acquire 341,008 shares were granted under the 1995 Plan. The shares of common stock underlying those options will remain available for issuance under the 1995 Plan and will not constitute a portion of the share reserve under the 2008 Plan.

        Stockholders are requested in this Proposal 2 to approve the 2008 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to approve the 2008 Plan. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this proposal has been approved. As of April 25, 2008, the closing price of the common stock of the Company was $6.12 per share.

THE BOARD OF DIRECTORS RECOMMENDS
A Vote In Favor Of Proposal 2.

        The essential features of the 2008 Plan are outlined below:

        Successor and Continuation of Prior Plans

        The 2008 Plan is intended as the successor and continuation of the Prior Plans. Following stockholder approval of the 2008 Plan, no additional stock awards will be granted under the Prior Plans and all outstanding stock awards granted under the Prior Plans will be deemed to be Stock Awards granted under the 2008 Plan (but will remain subject to the terms of the Prior Plans with respect to which they were originally granted).

        Stock Awards

        The 2008 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other forms of equity compensation, which may be granted to employees, non-employee directors, and consultants. As of April 15, 2008, the Company had approximately 67 full-time employees and seven non-employee directors. Although the 2008 Plan provides for the grant of stock awards to consultants, historically the Company has not made any such stock awards to consultants.

        Share Reserve

        The aggregate number of shares of common stock of the Company that will be reserved for issuance under the 2008 Plan will equal (i) 12,753,493 shares, minus (ii) the number of shares that are issued pursuant to stock awards under the Prior Plans between April 15, 2008 and the effective date of the 2008 Plan that are not subject to cancellation, forfeiture or repurchase by the Company and are not otherwise subject to reversion to the share reserves under such Prior Plans, provided that all stock awards granted pursuant to the Prior Plans between April 15, 2008 and the effective date of the 2008 Plan and all stock awards granted pursuant to the 2008 Plan on or after the effective date of the 2008 Plan, in each case other than stock options and stock appreciation rights granted with an exercise price of at least 100% of such stock award's fair market value on the date of grant, will reduce the number of shares available for issuance under the 2008 Plan by 1.35 shares per share granted pursuant to the stock award. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2008 Plan shall not exceed 10,000,000 shares.

        No person may be granted awards covering more than 2,500,000 shares of common stock of the Company under the 2008 Plan during any calendar year pursuant to an appreciation-only stock award. An appreciation-only stock award is a stock award whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value of the common stock of the Company on the date of grant. A stock option with an exercise price equal to the value of the stock on the date of grant is an example of an appreciation-only award. Such limitation is designed to help assure that any deductions to which the Company would otherwise be entitled upon the exercise of an appreciation-only stock award or upon the subsequent sale of shares purchased under such an award will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (collectively, the "Code").

        If a stock award granted under the 2008 Plan expires or otherwise terminates without being exercised in full, the shares of common stock of the Company not acquired pursuant to the stock award will again become available for subsequent issuance under the 2008 Plan. In addition, shares issued pursuant to a stock award that are forfeited to or repurchased by the Company prior to becoming fully vested and shares that are cancelled pursuant to an exchange or repricing program will become available for the grant of new stock awards under the 2008 Plan. Any share of common stock of the Company that (1) reverts to and again becomes available for issuance under the 2008 Plan pursuant to either of the foregoing two sentences and (2) prior to such reversion was granted pursuant to a stock award that reduced the number of shares available for issuance under the 2008 Plan by 1.35 shares per share granted pursuant to such stock award, shall cause the number of shares of common stock of the Company available for issuance under the 2008 Plan to increase by 1.35 shares upon such reversion.

        If any shares subject to a stock award are (a) withheld to satisfy income and employment withholding taxes, (b) used to pay the exercise price of an option in a net exercise arrangement or (c) tendered to the Company to pay the exercise price of an option, the number of shares subject to the stock award that are not delivered to the participant will be counted as shares granted under the 2008 Plan and will not be available for subsequent issuance under the 2008 Plan.

        As of the date hereof, no shares of common stock of the Company have been issued under the 2008 Plan.

        Administration

        The Board of Directors has delegated its authority to administer the 2008 Plan to the Compensation Committee. Subject to the terms of the 2008 Plan, the Board of Directors or an authorized committee, collectively referred to hereinafter as the plan administrator, will determine the recipients, dates of grant, the numbers and types of stock awards to be granted, and the terms and conditions of any stock awards under the 2008 Plan, including the period of their exercisability and vesting. Subject to the limitations set forth below, the plan administrator will also determine the exercise price of options granted, the consideration to be paid for restricted stock awards, and the strike price of stock appreciation rights.

        The plan administrator has the authority, with the consent of any adversely affected participant, to:

  •
  reduce the exercise price of any outstanding option or the strike price of any outstanding stock appreciation right;

  •
  cancel any outstanding option or stock appreciation right and to grant in exchange one or more of the following:

  •
  new options or stock appreciation rights covering the same or a different number of shares of common stock,

  •
  new stock awards,

  •
  cash, and/or

  •
  other valuable consideration; or

  •
  engage in any action that is treated as a repricing under generally accepted accounting principles.

        Notwithstanding the foregoing, the plan administrator may not take any of the foregoing actions without the prior approval of the Company's stockholders.

        The Compensation Committee has delegated authority to the Chief Executive Officer to grant certain stock options to newly hired employees of the Company who are not executive officers consistent with the terms of the Company's Equity Compensation Awards Policy.

        Stock Options

        Incentive and nonstatutory stock options may be granted pursuant to incentive and nonstatutory stock option grant notices and agreements adopted by the plan administrator. The plan administrator will determine the exercise price for a stock option, provided that the exercise price of an incentive stock option and a nonstatutory stock option cannot be less than 100% of the fair market value of the common stock of the Company on the date of grant. Options granted under the 2008 Plan vest at the rate specified by the plan administrator.

        Generally, the plan administrator will determine the term of stock options granted under the 2008 Plan, up to a maximum of 10 years (except in the case of certain incentive stock options, as described below). Unless the terms of an optionee's stock option agreement provide otherwise, if an optionee's relationship with the Company ceases for any reason other than disability or death, the optionee may exercise any vested options for a period of three months following the cessation of service. If an optionee's service relationship with the Company ceases due to disability or death (or an optionee dies within a certain period following cessation of service), the optionee or a beneficiary may exercise any vested options for a period of 12 months in the event of disability, and 18 months in the event of death. Notwithstanding the foregoing, a non-employee director who has at least five years of continuous service as a director, who has attained age 55 as of the date of conclusion of his or her service as a director, and who is terminated as a director other than for cause is generally eligible to exercise the vested portion of his or her option during the remainder of the term of such option. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.

        Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (a) cash or check, (b) a broker-assisted cashless exercise, (c) the tender of common stock previously owned by the optionee, (d) a net exercise of the option and (e) other legal consideration approved by the plan administrator.

        Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionee may designate a beneficiary, however, who may exercise the option following the optionee's death.

        Tax Limitations on Incentive Stock Options

        Incentive stock options may be granted only to employees of the Company. The aggregate fair market value, determined at the time of grant, of shares of common stock of the Company with respect to incentive stock options that are exercisable for the first time by an optionee during any calendar year under all of the Company's stock plans may not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the total combined voting power of the Company unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (b) the term of the incentive stock option does not exceed five years from the date of grant.

        Restricted Stock Awards

        Restricted stock awards may be granted pursuant to restricted stock award grant notices and agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for (a) cash or check, (b) past or future services rendered to the Company or (c) any other form of legal consideration. Shares of common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the plan administrator, or may be granted with no forfeiture or other vesting restrictions. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator.

        Restricted Stock Unit Awards

        Restricted stock unit awards may be granted pursuant to restricted stock unit award grant notices and agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect to shares covered by a restricted stock unit award.

Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant's cessation of continuous service for any reason.

        Stock Appreciation Rights

        Stock appreciation rights may be granted pursuant to stock appreciation rights grant notices and agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which cannot be less than 100% of the fair market value of the common stock of the Company on the date of grant. Upon the exercise of a stock appreciation right, the Company will pay the participant an amount no greater than the product of (a) the excess of the per share fair market value of the common stock of the Company on the date of exercise over the strike price, multiplied by (b) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2008 Plan will vest at the rate specified by the plan administrator.

        The plan administrator will determine the term of stock appreciation rights granted under the 2008 Plan, up to a maximum of 10 years. If a participant's service relationship with the Company ceases, then the participant, or the participant's beneficiary, may exercise any vested stock appreciation right for three months (or such longer or shorter period specified in the stock appreciation rights agreement) after the date such service relationship ends. In no event, however, may a stock appreciation right be exercised beyond the expiration of its term.

        Performance Stock Awards

        The 2008 Plan permits the grant of performance stock awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Code. To assure that the compensation attributable to one or more performance stock awards will so qualify, the plan administrator can structure one or more such awards so that stock will be issued or paid pursuant to such award only upon the achievement of certain pre-established performance goals during a designated performance period. The maximum benefit to be received by a participant in any calendar year attributable to performance stock awards may not exceed 2,500,000 shares of common stock of the Company.

        Other Stock Awards

        The plan administrator may grant other stock awards based in whole or in part by reference to common stock of the Company. The plan administrator will set the number of shares under the award and all other terms and conditions of such awards.

        Changes to Capital Structure

        In the event that there is a specified type of change in the capital structure of the Company, such as a stock split, appropriate adjustments will be made to (a) the number of shares reserved under the 2008 Plan, (b) the maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2008 Plan, (c) the maximum number of appreciation-only stock awards and performance stock awards that can be granted in a calendar year and (d) the number of shares and exercise price or strike price, if applicable, of all outstanding stock awards.

        Corporate Transactions

        In the event of certain significant corporate transactions, the plan administrator has the discretion to take one or more of the following actions with respect to outstanding stock awards:

  •
  arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring entity (or its parent company);

  •
  arrange for the assignment of any reacquisition or repurchase rights applicable to any shares of common stock of the Company issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

  •
  accelerate the vesting and exercisability of a stock award followed by the termination of the stock award;

  •
  arrange for the lapse of any reacquisition or repurchase rights applicable to any shares of common stock of the Company issued pursuant to a stock award;

  •
  cancel or arrange for the cancellation of a stock award, to the extent not vested or not exercised, in exchange for appropriate cash consideration; and

  •
  arrange for the surrender of a stock award in exchange for a payment equal to the excess of (a) the value of the property the holder of the stock award would have received upon the exercise of the stock award, over (b) any exercise price payable by such holder in connection with such exercise.

        The plan administrator need not take the same action for each stock award.

        Change-in-Control

        The form of option grant notice and the form of restricted stock award grant notice adopted by the Board of Directors under the 2008 Plan provide that in the event a participant's service relationship with the Company or a successor entity is terminated without cause within 12 months following, or one month prior to, the effective date of certain specified change-in-control transactions, the vesting and exercisability of the option or restricted stock award, as the case may be, will accelerate in full. The plan administrator has the discretion to provide different acceleration of vesting and exercisability arrangements upon or after a change-in-control transaction as may be provided in a written agreement between the Company and a participant.

        Amendment

        The plan administrator may amend the 2008 Plan in any respect it deems necessary, subject to limitations of applicable law. However, except with respect to the adjustments described above to be made in the event that there is a specified type of change in the capital structure of the Company, stockholder approval is required for any amendment to the 2008 Plan that (a) materially increases the number of shares of common stock available for issuance, (b) materially expands the class of individuals eligible to receive stock awards, (c) materially increases the benefits accruing to participants or materially reduces the price at which shares of common stock may be issued or purchased under the 2008 Plan, (d) materially extends the term of the 2008 Plan or (e) expands the types of stock awards available for issuance under the 2008 Plan, in each case only to the extent required by applicable law or listing requirements.

        Federal Income Tax Information

        Incentive Stock Options.    Incentive stock options under the 2008 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

        There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

        If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss. Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

        To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

        Nonstatutory Stock Options, Restricted Stock Awards and Restricted Stock Unit Awards.    Nonstatutory stock options, restricted stock awards and restricted stock unit awards granted under the 2008 Plan generally have the following federal income tax consequences.

        There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

        Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Stock Appreciation Rights.    No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides certain information with respect to the Company's equity compensation plans in effect as of December 31, 2007:

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,339,649	$4.64	3,666,292	(1)(2)(3)
Equity compensation plans not approved by security holders	1,065,781	$4.90	1,108,231	(3)

Total	6,405,430	$4.68	4,774,523	(1)(2)

(1)
As of December 31, 2007, 1,383,687 shares of common stock were authorized and unissued under the 2000 Plan. On January 1 of each year during the term of the 2000 Plan, beginning on January 1, 2001 through and including January 1, 2010, the share reserve under the 2000 Plan is increased by the least of the following: (i) 2% of the total number of shares of common stock outstanding; (ii) 440,000 shares; or (iii) such smaller number of shares as determined by the Board of Directors. On January 1, 2008, the share reserve under the 2000 Plan was increased by 440,000 shares.

(2)
Includes 2,282,605 shares of common stock available for future issuance under the Company's 2001 Employee Stock Purchase Plan.

(3)
Upon stockholder approval of the 2008 Plan, no further stock awards will be granted under the Prior Plans.

        Each of the 2002 Plan and the 2006 Plan was adopted without the approval of the stockholders of the Company.

        In January 2002, the Board of Directors approved the 2002 Plan, under which the Company is authorized to issue up to 1,000,000 shares of common stock to employees, consultants and members of the Board of Directors. Under the terms of the 2002 Plan, the aggregate number of shares underlying stock awards to officers and directors once employed by the Company cannot exceed 49% of the number of shares underlying all stock awards granted, as determined on certain specific dates.

        In June 2006, the Board of Directors approved the 2006 Plan, under which the Company is authorized to issue up to 1,500,000 shares of common stock pursuant to equity awards, including nonstatutory stock options, stock grant awards, stock purchase awards, stock unit awards and other forms of equity compensation. The Company may grant awards under the 2006 Plan only to persons not previously an employee or director of the Company, or following a bona-fide period of non-employment, as an inducement material to such individual's entering into employment with the Company and to provide incentives for such persons to exert maximum efforts for the success of the Company.

        The 2002 Plan and the 2006 Plan provide for appropriate adjustments in the number of shares reserved and outstanding options in the event of certain changes to the outstanding common stock of the Company by reason of merger, recapitalization, stock split or other similar events. Options granted under the 2002 Plan and the 2006 Plan may be exercised for a period of not more than 10 years from the date of grant or any shorter period as determined by the Board of Directors. Options vest as determined by the Board of Directors, generally over a period of two to four years, subject to acceleration under certain events. The exercise price of any incentive stock option granted under the 2002 Plan and the 2006 Plan must equal or exceed the fair market value of the common stock of the Company on the date of grant, or 110% of the fair market value per share in the case of a 10% or greater stockholder.

PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008 and has further directed that management submit the selection of PricewaterhouseCoopers LLP for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since the Company's inception in September 1992. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this proposal has been approved.

        Principal Accountant Fees and Services

        In connection with the audit of the Company's 2007 financial statements, the Company entered into an engagement agreement with PricewaterhouseCoopers LLP, which sets forth the terms by which PricewaterhouseCoopers LLP will perform audit services on behalf of the Company.

        The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2007 and December 31, 2006 by PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm.

	Fiscal Year Ended
	2007	2006
Audit Fees	$463,965	$407,650
Audit-Related Fees	$—	$—
Tax Fees	$9,700	$8,050
All Other Fees	$—	$—

Total Fees	$473,665	$415,700

        In the above table, in accordance with the SEC's definitions and rules, "Audit Fees" are fees the Company paid PricewaterhouseCoopers LLP for professional services for the audit of the Company's financial statements included in Form 10-K and review of financial statements included in Form 10-Qs, for services related to attestation of management's assessment of the effectiveness of internal controls under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and for services that are normally provided by an accountant in connection with statutory and regulatory filings; and "Tax Fees" are fees for preparation of federal and state income tax returns and related tax advice.

        All fees described above were pre-approved by the Audit Committee. The Audit Committee has determined that the rendering of tax preparation services by PricewaterhouseCoopers LLP is compatible with maintaining the independence of the independent registered public accounting firm.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company's independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

EXECUTIVE OFFICERS

        Information with respect to the Company's executive officers as of April 1, 2008 is set forth below.

NAME	AGE	PRINCIPAL OCCUPATION/
Paul L. Berns	41	President and Chief Executive Officer
Bruce K. Bennett	56	Vice President, Manufacturing
Pablo J. Cagnoni, M.D.	45	Senior Vice President, Chief Medical Officer
James V. Caruso	49	Executive Vice President, Chief Commercial Officer
David C. Clark	39	Vice President, Finance, Treasurer and Assistant Secretary
Marc H. Graboyes	38	Senior Vice President, General Counsel and Secretary

        See "Proposal 1—Election of Directors" for Mr. Berns' biography.

        Bruce K. Bennett has served as the Company's Vice President, Manufacturing since January 2008. Prior to joining the Company, Mr. Bennett was a self-employed consultant to the biotechnology and pharmaceutical industries from 2006 to January 2008. From 2002 to 2006, Mr. Bennett served as Vice President, Manufacturing at La Jolla Pharmaceuticals. Prior to La Jolla, Mr. Bennett served as Vice President, Operations at Provasis Therapeutics from 2000 to 2002, and as Vice President, Operations, RA/QA/QC and Commercial Development at Via Medical Corporation from 1997 to 2000. From 1987 to 1997, Mr. Bennett served as a senior operations executive of various pharmaceutical, biotechnology and other companies. Mr. Bennett earned his M.B.A. from Pepperdine University and his B.S. in Industrial Technology from California State University, Long Beach.

        Pablo J. Cagnoni, M.D.    has served as the Company's Senior Vice President, Chief Medical Officer since March 2007. From August 2004 to March 2007, Dr. Cagnoni held several key management positions with OSI Pharmaceuticals, Inc., serving most recently as Chief Medical Officer and Vice President, Clinical Research and Medical Affairs. During his tenure, among other responsibilities, Dr. Cagnoni oversaw all of OSI's clinical development and medical affairs activities relating to Tarceva®. From July 2001 to July 2004, Dr. Cagnoni held key roles in clinical development with Allos, serving most recently as Vice President, Clinical Development. Prior to that, Dr. Cagnoni was Assistant Professor of Medicine in the Division of Oncology at the University of Colorado, where he also served as Assistant Director of the Pharmacology Laboratory and member of the Bone Marrow Transplant Program. Dr. Cagnoni received his M.D. from the University of Buenos Aires Medical School.

        James V. Caruso has served as the Company's Executive Vice President, Chief Commercial Officer since June 2006. Prior to joining the Company, Mr. Caruso was a self-employed consultant to the pharmaceutical industry from July 2005 to June 2006. From June 2002 to July 2005, Mr. Caruso was Senior Vice President, Sales and Marketing at Bone Care International, Inc., a specialty pharmaceutical company that was acquired by Genzyme Corporation in 2005. Prior to that, from June 2001 to June 2002, Mr. Caruso was a Vice President of Specialty Sales at Novartis, a pharmaceutical company. From 2000 to 2001, he served as Vice President, Sales of BASF Pharmaceuticals-Knoll, a pharmaceutical company, and from 1988 to 2000, Mr. Caruso held various positions, including senior management roles, at Bristol-Myers Squibb Company, a pharmaceutical company. Mr. Caruso earned his B.S. in Finance from the University of Nevada.

        David C. Clark has served as the Company's Vice President, Finance since February 2007, as Principal Financial Officer since March 2006 and as the Company's Treasurer since May 2004. Mr. Clark also served as the Company's Corporate Controller from May 2004 to April 2007. He has served as the Company's Assistant Secretary since October 2004 and served as Secretary from May

2004 to October 2004. From March 2000 to October 2003, Mr. Clark held several positions at Seurat Company (formerly XOR Inc.), a technology company, serving most recently as Vice President of Finance and Chief Financial Officer. From 1992 to March 2000, Mr. Clark worked in the audit practice of PricewaterhouseCoopers LLP. Mr. Clark is a Certified Public Accountant and received a Masters of Accountancy and a B.S. in Accounting from the University of Denver.

        Marc H. Graboyes has served as the Company's Senior Vice President, General Counsel and Secretary since February 2008, and served as the Company's Vice President, General Counsel and Secretary from October 2004 to January 2008. From 2000 to October 2004, Mr. Graboyes was an attorney with Cooley Godward LLP, where he practiced corporate and securities law and served as outside counsel to the Company for nearly five years. Prior to joining Cooley Godward, Mr. Graboyes practiced corporate and securities law with several other national law firms. Mr. Graboyes earned his J.D. from the University of Colorado School of Law and received his B.S. in Entrepreneurship & Small Business Management from the University of Colorado at Boulder.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of March 15, 2008 by: (i) each director and nominee for director; (ii) each of the executive officers named in the summary compensation table on page 46 of this proxy statement; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of the Company's common stock.

	Beneficial Ownership(1)
Beneficial Owner(2)	Number of Shares	Percent of Total
Warburg Pincus Private Equity VIII, L.P.(3) 466 Lexington Avenue New York, New York 10017	22,624,430	33.3%
Entities affiliated with Felix J. Baker and Julian C. Baker(4) 667 Madison Avenue New York, New York 10021	9,863,065	14.5
Prudential Financial, Inc.(5) 751 Broad Street Newark, New Jersey 07102-3777	3,758,100	5.5
Entities affiliated with Samuel D. Isaly(6) 767 Third Avenue, 30th Floor New York, New York 10017	3,541,600	5.2
Stephen J. Hoffman, Ph.D., M.D.(7)	997,556	1.5
Paul L. Berns(8)	748,246	1.1
Pablo J. Cagnoni(9)	156,249	*
James V. Caruso(10)	313,956	*
Michael D. Casey(11)	80,000	*
David C. Clark(12)	93,712	*
Marc H. Graboyes(13)	170,621	*
Stewart Hen(3)(14)	22,664,430	33.4
Jeffrey R. Latts, M.D.(15)	8,333	*
Jonathan S. Leff(3)(16)	22,664,430	33.4
Timothy P. Lynch(17)	36,666	*
William R. Ringo, Jr.(18)	11,333	*
All executive officers and directors as a group (13 persons)(19)	25,321,102	36.4

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 67,856,254 shares outstanding on March 15, 2008, adjusted as required by rules promulgated by the SEC.

(2)
The address for each director, nominee and executive officer is c/o Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020.

(3)
Stewart Hen and Jonathan S. Leff, directors of the Company, are partners of Warburg Pincus & Co. ("WP"), which is the sole managing member of Warburg Pincus Partners LLC ("WP Partners"), which is the sole general partner of Warburg Pincus Private Equity VIII, L.P. ("WP VIII"). Messrs Hen and Leff are also managing directors of Warburg Pincus LLC ("WP LLC"), which manages WP VIII. WP, WP Partners, WP VIII and WP LLC are collectively referred to as the "Warburg Pincus Entities." Messrs. Hen and Leff, along with Charles R. Kaye and Joseph P. Landy, who are managing general partners of WP and managing members and co-presidents of WP LLC, may be deemed to indirectly beneficially own the shares held by WP VIII because of their affiliation with the Warburg Pincus Entities. Messrs. Hen, Leff, Kaye and Landy disclaim beneficial ownership of the shares held by the Warburg Pincus Entities except to the extent of their pecuniary interests therein. None of WP, WP VIII and WP LLC has sole voting power or sole dispositive power over any of the listed shares.

(4)
Includes: 75,118 shares owned by Baker Bros. Investments, L.P. and 116,702 shares owned by Baker Bros. Investments II, L.P., limited partnerships the sole general partner of which is Baker Bros. Capital, L.P., a limited partnership the sole general partner of which is Baker Bros. Capital (GP), LLC; 2,487,138 shares owned by Baker Biotech Fund I, L.P., a limited partnership the sole general partner of which is Baker Biotech Capital, L.P., a limited partnership the sole general partner of which is Baker Biotech Capital (GP), LLC; 6,856,314 shares owned by Baker Brothers Life Sciences, L.P., a limited partnership the sole general partner of which is Baker Brothers Life Sciences Capital, L.P., a limited partnership the sole general partner of which is Baker Brothers Life Sciences Capital (GP), LLC; 227,915 shares owned by 14159, L.P., a limited partnership the sole general partner of which is 14159 Capital, L.P., a limited partnership the sole general partner of which is 14159 Capital (GP), LLC; and 99,878 shares owned by Baker/Tisch Investments, L.P., a limited partnership the sole general partner of which is Baker/Tisch Capital, L.P., a limited partnership the sole general partner of which is Baker/Tisch Capital (GP), LLC. Felix J. Baker and Julian C. Baker are the controlling members of Baker Bros. Capital (GP), Baker Biotech Capital (GP), LLC, Baker Brothers Life Sciences Capital (GP), LLC, 14159 Capital (GP), LLC, and Baker/Tisch Capital (GP), LLC.

(5)
These shares represent the combined holdings of the below listed registered investment advisors and broker dealers, of which Prudential Financial, Inc. is a parent holding company: The Prudential Insurance Company of America; Prudential Investment Management, Inc.; Jennison Associates LLC; Pramerica Asset Management, Inc.; Prudential Investments LLC; Prudential Private Placement Investors, L.P.; PRUCO Securities, LLC; Prudential Investment Management Services LLC; Prudential Equity Group, LLC; American Skandia Investment Services, Inc.; American Skandia Marketing Inc.; Quantitative Management Associates LLC; Prudential International Investments Advisers, LLC; Global Portfolio Strategies, Inc.; Pru Global Securities, LLC; and Prudential Financial Derivatives, LLC. Jennison Associates LLC has sole voting power and shared dispositive power over the listed shares. Prudential Financial, Inc. does not have sole voting power or sole dispositive power over any of the listed shares.

(6)
Includes 1,632,200 shares held by OrbiMed Advisors LLC and 1,909,400 shares held by OrbiMed Capital LLC on behalf of Caduceus Capital Master Fund Limited (826,600 shares), Caduceus Capital II, L.P. (554,700 shares), UBS Eucalyptus Fund, LLC (560,800 shares), PW Eucalyptus Fund, Ltd. (66,500 shares), Summer Street Life Sciences Hedge Fund Investors LLC (207,800 shares), Knightsbridge Post Venture IV L.P. (103,900 shares), Knightsbridge Integrated Holdings, V, LP (152,400 shares), Knightsbridge Netherlands II, L.P. (37,800 shares), Knightsbridge Netherlands III—LP (56,600 shares), Knightsbridge Venture Capital VI, L.P. (99,500 shares), and Biotech Growth Trust plc (875,000 shares). None of Samuel D. Isaly, OrbiMed Advisors LLC and OrbiMed Capital LLC has sole voting power or sole dispositive power over the listed shares.

(7)
Includes 800 shares held as custodian for Dr. Hoffman's children and 521,886 shares issuable upon exercise of options exercisable within 60 days of March 15, 2008.

(8)
Includes 150,000 shares of restricted stock, which vest in equal annual installments on each of March 9, 2009 and 2010, subject to Mr. Berns' continued employment with the Company through such vesting dates, and 459,371 shares issuable upon exercise of options exercisable within 60 days of March 15, 2008.

(9)
Includes 75,000 shares of restricted stock, which vest in equal annual installments on each of March 19, 2008, 2009, 2010 and 2011, subject to Dr. Cagnoni's continued employment with the Company through such vesting dates, and 81,249 shares issuable upon exercise of options exercisable within 60 days of March 15, 2008.

(10)
Includes 82,500 shares of restricted stock, which vest in equal annual installments on each of June 5, 2008, 2009, and 2010, subject to Mr. Caruso's continued employment with the Company through such vesting dates, and 211,456 shares issuable upon exercise of options exercisable within 60 days of March 15, 2008.

(11)
Includes 80,000 shares issuable upon exercise of options exercisable within 60 days of March 15, 2008.

(12)
Includes 92,455 shares issuable upon exercise of options exercisable within 60 days of March 15, 2008.

(13)
Includes 165,621 shares issuable upon exercise of options exercisable within 60 days of March 15, 2008.

(14)
Includes 22,624,430 shares held by WP VIII and 40,000 shares issuable upon exercise of options held by Mr. Hen exercisable within 60 days of March 15, 2008. Mr. Hen may be deemed to be the indirect beneficial owner of the shares held by WP VIII because of his affiliation with the Warburg Pincus Entities. Mr. Hen disclaims beneficial ownership of the shares held by the Warburg Pincus Entities except to the extent of his pecuniary interests therein.

(15)
Includes 8,333 shares issuable upon exercise of options exercisable within 60 days of March 15, 2008.

(16)
Includes 22,624,430 shares held by WP VIII and 40,000 shares issuable upon exercise of options held by Mr. Leff exercisable within 60 days of March 15, 2008. Mr. Leff may be deemed to be the indirect beneficial owner of the shares held by

  WP VIII because of his affiliation with the Warburg Pincus Entities. Mr. Leff disclaims beneficial ownership of the shares held by the Warburg Pincus Entities except to the extent of his pecuniary interests therein.

(17)
Includes 36,666 shares issuable upon exercise of options exercisable within 60 days of March 15, 2008.

(18)
Includes 8,333 shares issuable upon exercise of options exercisable within 60 days of March 15, 2008.

(19)
Includes 307,500 shares of restricted stock and 1,745,370 shares issuable upon exercise of options held by all executive officers and directors as a group exercisable within 60 days of March 15, 2008. See footnotes (7) through (18).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than 10 percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10 percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This compensation discussion and analysis provides information regarding the compensation program in place for the executive officers named in the Summary Compensation Table on page 46 of this proxy statement for 2007. It includes information regarding the objectives of our compensation program, our compensation processes and procedures, each element of compensation that we provide, why we choose these elements, how we determine the amount of each component to pay, and our compensation decisions for 2007 and the first quarter of 2008. This compensation discussion and analysis should be read in conjunction with the tables and related discussion beginning on page 46 of this proxy statement.

        Objectives of our Executive Compensation Program

        Our executive compensation program is designed to attract, retain and motivate talented executives capable of providing the leadership, vision and execution necessary to achieve our business objectives and create long-term stockholder value. We believe there is a direct correlation between company performance and leadership talent, and that executive officers with the requisite experience, qualifications and values are essential to our success and the success of our stockholders. We actively seek to foster a pay-for-performance environment that aligns the interests of our executive officers with the creation of stockholder value. To this end, our executive compensation program is strongly linked to the delivery of long-term returns to our stockholders, the achievement of short- and long-term strategic business objectives, individual performance, and the demonstration of competencies that are aligned with our culture and values and that will contribute to our long-term success.

        Role of our Compensation Committee

        The Compensation Committee is responsible for overseeing our compensation policies, plans and programs, and reviewing and determining the salary, bonuses, equity incentives, perquisites, severance arrangements and other related benefits paid to our directors and executive officers. The Compensation Committee also oversees the administration of our employee benefit plans. The Compensation Committee's charter reflects these various responsibilities, and the Compensation Committee reviews the charter annually and recommends any appropriate changes or revisions to the Board for its consideration.

        The Compensation Committee, with the input of management and its outside advisors, develops our compensation policies, plans and programs by utilizing publicly available compensation data and subscription compensation survey data for national and regional companies in the biopharmaceutical industry, with a particular focus on companies of comparable sizes and stages of development as Allos. The Compensation Committee believes these companies provide appropriate benchmarks for our executive compensation program because they have similar organizational structures and tend to compete with us for executives and other employees.

        Based on these data, the Compensation Committee has implemented a pay-for-performance compensation program, which ties a substantial portion of executives' overall compensation, in the form of short- and long-term cash and equity incentives, to the achievement of measurable corporate and individual performance objectives and the creation of stockholder value. As described in more detail below, our executive compensation program consists of the following key components:

  •
  Base salary;

  •
  Performance-based cash bonuses;

  •
  Long-term equity incentives; and

  •
  Severance and change-in-control benefits.

        The Compensation Committee has not established any formal policies or guidelines for allocating compensation between current and long-term incentive compensation, or between cash and non-cash compensation. However, commensurate with the Company's philosophy of establishing a link between compensation and corporate performance, the Compensation Committee believes that a significant portion of each executive officer's total compensation opportunity should be performance-based, reflecting both upside potential and down-side risk.

        Compensation Committee Processes and Procedures

        Typically, the Compensation Committee meets at least four times a year, and it also considers and takes action by written consent. The Compensation Committee meets regularly in executive session. The agenda for each meeting is usually developed by our Chief Executive Officer, in consultation with the Chair of the Compensation Committee. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chair of the Compensation Committee reports on committee actions and recommendations at each regularly scheduled meeting of the Board.

        Historically, the Compensation Committee has reviewed and determined any base salary increases, cash bonuses and equity incentives to be awarded to the Company's executive officers, and established annual corporate and individual performance objectives, at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation from time-to-time upon an executive's promotion or other change in job responsibility that occurs outside the Company's annual performance review and appraisal process, as well as in connection with the hiring of a new executive officer.

        Generally, the Compensation Committee's executive compensation process comprises two related elements: the establishment of performance objectives and the determination of executive compensation levels. At the beginning of each year, the Compensation Committee approves annual performance objectives for the corporation as a whole and for each individual executive officer (other than the Chief Executive Officer, whose bonus is tied entirely to the achievement of corporate objectives). The corporate objectives generally target the achievement of specific product development, corporate development, financial and operational milestones. The individual objectives focus on contributions that are consistent with and support the corporate objectives or are otherwise intended to contribute to the success of the Company. The annual corporate and individual performance objectives are proposed by management and reviewed and approved by the Compensation Committee, usually during the first quarter of the year. The corporate objectives are also subject to review and approval by the full Board. The Compensation Committee typically performs an interim assessment of the annual performance objectives in the middle of each year to review corporate and individual progress, and may, on occasion, make certain adjustments to the objectives that the committee deems appropriate based on changing circumstances.

        At the conclusion of each year, the Chief Executive Officer prepares a written performance appraisal and assigns each executive officer (other than himself) a performance rating for the year. The performance appraisal evaluates each executive officer's level of performance of his or her core job responsibilities, as well as various skills, behaviors and competencies that are viewed as important to our ability to build and maintain a high performance operating culture. The Chief Executive Officer also evaluates the degree of achievement of the annual corporate and individual performance objectives and submits his recommendations to the Compensation Committee for any base salary increases, cash bonuses and/or stock option awards for each executive officer (other than himself). The Chief

Executive Officer's recommendations and Compensation Committee's determinations are generally based upon a mix of the following factors:

  •
  The executive's individual performance for the year;

  •
  The degree of achievement of annual corporate and individual performance objectives, as well as any contributions made with regard to objectives or strategic initiatives not covered by the formal goal-setting process;

  •
  Comparisons with market data for compensation paid to comparable executives of other biopharmaceutical companies, with a particular focus on companies of comparable sizes and stages of development and/or with which we compete for talented executives;

  •
  The executive's compensation relative to other executive officers at Allos; and

  •
  The importance of the executive's continued service with the Company.

In the case of the Chief Executive Officer, his individual performance appraisal is conducted by the Compensation Committee, which determines his compensation adjustments and awards, if any, based on these same factors. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation. To the extent approved, any base salary increases, cash bonuses and/or stock option awards for the executives, including the Chief Executive Officer, are implemented during the first calendar quarter of the year.

        With respect to newly hired executive officers, the Compensation Committee, in consultation with the Chief Executive Officer, determines the executive's compensation package, including the terms of any employment agreement, relocation arrangements, severance arrangements or change-in-control protections, based on a variety of subjective and objective factors, including:

  •
  The executive's particular qualifications and experience;

  •
  The competitive recruiting environment for the executive's services;

  •
  Comparisons to market data regarding compensation levels for comparable executives of other biotechnology companies of similar sizes and stages of development and/or with which we compete for talented executives;

  •
  The executive's anticipated role and responsibilities with the Company; and

  •
  The executive's past compensation history.

        For all executives, as part of its deliberations, the Compensation Committee reviews a tally sheet setting forth each component of the executive's proposed compensation package, including base salary, bonus potential, the value to the executive and cost to the Company of all equity incentives, perquisites and other personal benefits, the executive's realized and unrealized equity gains, and the Company's projected payout obligations under several severance and change-in-control scenarios, to ensure that each executive's total compensation remains in line with the Company's overall compensation philosophy. The Compensation Committee may also review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels, and recommendations of the Compensation Committee's compensation consultant.

        Under its charter, the Compensation Committee may form and delegate authority to subcommittees, as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board, to grant stock awards under the Company's equity incentive plans to persons who are not executive officers of the Company. In February 2007, the Compensation Committee adopted an Equity Compensation Awards Policy to define the specific practices and procedures to be followed in connection with the granting of equity awards. Pursuant to the Equity Compensation Awards Policy, the Compensation Committee delegated authority to the Chief Executive Officer to grant stock options to newly hired employees who are not executive officers in connection with such employee's commencement of employment, within specific guidelines and limitations approved by the Compensation Committee. The authority to approve all other stock awards, including all stock options or other equity grants to the Company's executive officers, and all annual or promotional grants to the Company's other employees, remains vested in the Compensation Committee.

        Role of our Compensation Consultants

        The Compensation Committee believes that it is important when making compensation decisions to be informed as to the compensation practices of comparable publicly-held companies. To this end, during 2006, the Compensation Committee approved the engagement of Pearl Meyer & Partners ("PM&P"), an independent compensation consulting firm, to conduct reviews of the overall structure and competitiveness of our executive and director compensation programs. The purpose of these reviews was to ensure that our executive and director compensation programs remained competitive, but were also flexible enough to meet our needs as we move to our anticipated next stage of development.

        Initially, PM&P was instructed to compare all elements of total direct compensation (i.e., base salary, annual bonus and long-term incentives) for our executive officers to compensation data compiled from the most recent proxy statements for two distinct peer groups, both of which were reviewed and approved in advance by the Compensation Committee. The first peer group was comprised of 11 development-stage companies of similar size and scope to Allos, and was intended to serve as a point of reference for compensation practices based on our current stage of development. The second peer group was comprised of 14 "next-stage" companies that have brought at least one product to market and are generating revenue based on the sale of that product, and was intended to serve as a point of reference for compensation practices for our anticipated next stage of development. The Compensation Committee felt this was important because we had two product candidates in late-stage development at that time, and because the competitive recruiting environment for Messrs. Berns and Caruso, who were hired during 2006 to lead our future growth efforts and the potential commercialization of our product candidates, is composed largely of next-stage companies. PM&P was also requested to review and provide recommendations regarding our executive compensation strategy, including the structure and effectiveness of our base salary, annual bonus, long-term incentive and change-in-control programs. Separately, PM&P was instructed to compare our director compensation program to the director compensation practices for the two peer groups used in the executive compensation analysis, and to review and provide recommendations regarding the structure of our director compensation program and current trends in director retirement programs.

        PM&P presented its findings, observations and recommendations regarding our executive and director compensation programs to the Compensation Committee in September 2006. The Compensation Committee determined at that time that it would be preferable to benchmark the Company's executive compensation program against a single peer group rather than two separate peer groups. As a result, PM&P, in consultation with the Compensation Committee and our Chief Executive Officer, developed a "blended" peer group comprised of 10 development-stage companies and five next-stage companies. This peer group was intended to allow PM&P to benchmark our executive compensation practices against a broader spectrum of the competitive markets for executive talent, and included the following companies:

• Ariad Pharmaceuticals, Inc. • Array BioPharma Inc. • AVI BioPharma, Inc. • Biocryst Pharmaceuticals, Inc. • Bioenvision, Inc.	• Coley Pharmaceutical, Inc. • CV Therapeutics, Inc. • Dendreon Corporation • Geron Corporation • Incyte Corporation	• Isis Pharmaceuticals, Inc. • Keryx Biopharmaceuticals, Inc. • Onyx Pharmaceuticals, Inc. • Pharmion Corporation • Seattle Genetics, Inc.

PM&P then compared all elements of total direct compensation (i.e., base salary, annual bonus and long-term incentives) for our executive officers to compensation data compiled from the most recent proxy statements for the blended peer group. PM&P presented its updated findings, observations and recommendations regarding our executive compensation program to the Compensation Committee in December 2006, which the Compensation Committee considered, among other factors, in setting 2007 executive compensation.

        Our relationship with PM&P continued in 2007, as the Compensation Committee retained PM&P to conduct a review of the structure and competitiveness of our executive severance and change-in-control arrangements. As discussed below under the heading "Severance and Change-in-Control Benefits," in our experience, post-termination protection for executive officers is common among our peer group, and the Compensation Committee believes that providing this protection is essential to our ability to attract and retain talented executives capable of providing the leadership, vision and execution necessary to achieve our business objectives. As a result, the Compensation Committee requested that PM&P review and provide recommendations regarding the structure and competitiveness of our executive severance and change-in-control arrangements based on an analysis of practices at our blended peer group of companies, certain specialized studies in severance and change-in-control, as well as information in PM&P's proprietary database. PM&P's findings, observations and recommendations regarding our executive severance and change-in-control programs were presented to the Compensation Committee in September 2007 and relied upon by the Compensation Committee, among other factors, in approving amended and restated employment agreements for Messrs. Caruso and Graboyes and Dr. Cagnoni in December 2007.

        In January 2008, the Compensation Committee engaged Mercer, an independent compensation consulting firm, to update our "blended" peer group and provide an assessment of the competitiveness of our 2007 executive compensation program. Mercer compared all elements of total direct compensation (i.e., base salary, annual bonus and long-term incentives) for our executive officers to compensation data compiled from the most recent proxy statements for the updated peer group, which was reviewed and approved in advance by the Compensation Committee. As in 2006, the Compensation Committee felt that the use of a blended peer group was appropriate because of the late-stage development status of PDX, our lead product candidate, and because the competitive recruiting environment for Messrs. Berns and Caruso and Dr. Cagnoni, who was hired during 2007 to lead our clinical development organization, is composed largely of next-stage companies. The updated peer group was comprised of 10 development-stage companies and five next-stage companies, and was intended to allow Mercer to benchmark our executive compensation practices against a broad spectrum of the competitive markets for executive talent.

        The updated peer group included the following companies:

• Ariad Pharmaceuticals, Inc. • Array BioPharma Inc. • Biocryst Pharmaceuticals, Inc. • Coley Pharmaceutical, Inc. • CV Therapeutics, Inc.	• Dendreon Corporation • Geron Corporation • Incyte Corporation • Isis Pharmaceuticals, Inc. • Keryx Biopharmaceuticals, Inc.	• Onyx Pharmaceuticals, Inc. • OSI Pharmaceuticals, Inc. • Pharmion Corporation • Progenics Pharmaceuticals, Inc. • Seattle Genetics, Inc.

Mercer's findings, observations and recommendations were presented to the Compensation Committee in February 2008 and considered by the Compensation Committee, among other factors, in setting 2008 executive compensation.

        Compensation Benchmarking

        The Compensation Committee recognizes that development-stage companies, such as Allos, often have senior management teams that are differentiated significantly by industry experience, leadership skills and performance. This is because some members of the executive team may have been hired to run the company as a development-stage entity. However, as these companies plan for the potential commercialization of their product candidates, they will often hire senior executives with a proven track record of performance and success in commercial organizations. As a result, the point of reference for market practices can vary for individual members of the executive team within the same company. The Compensation Committee believes that the use of the blended peer group described above allows us to benchmark our executive officers against appropriate reference points in the market.

        For each element of compensation, our strategy has been to examine peer group compensation practices and target our executive compensation between the 50th and 75th percentile of the blended peer group. The Compensation Committee believes these are the appropriate reference points based on the industry experience, leadership skills and performance of our executive officers, and because the blended peer group is more heavily weighted toward development-stage companies. However, the Compensation Committee has historically approved actual compensation levels for executive officers above and below these targets based on individual and corporate performance to ensure an appropriate pay-for-performance environment. Moreover, the Compensation Committee believes that the heavy emphasis on variable, or at-risk compensation, helps calibrate actual compensation to performance since executives do not receive value if the Company is not performing well.

        The Compensation Committee realizes that benchmarking our executive compensation program against compensation earned at comparable companies may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to Allos. However, the Compensation Committee generally believes that gathering this information is an important part of its decision-making process with respect to our executive compensation program. In addition to the compensation benchmarking data provided by its consultants, the Compensation Committee has historically taken into account input from other sources, including input from other members of the Board of Directors and commercially available survey data relating to compensation practices for the pharmaceutical and biotechnology sectors.

        Elements of Executive Compensation Program

        Our executive compensation program consists of the following key components:

  •
  Base salary;

  •
  Performance-based cash bonuses;

  •
  Long-term equity incentives; and

  •
  Severance and change-in-control benefits.

        The Compensation Committee believes that these four components are the most effective combination in motivating and retaining talented executive officers at this stage in our development. The Compensation Committee does not have any specific targets for the percentage of compensation represented by each component, although a significant percentage of total compensation is allocated to long-term equity incentives as a result of the compensation philosophy discussed above. For example, in fiscal 2007, base salary, performance-based cash bonuses and long-term equity incentives represented an average of approximately 27%, 14% and 56%, respectively, of the named executive officers' total compensation. As a general matter, subject only to limited exceptions relating to the relocation of executive officers, we do not provide perquisites or benefits for our named executive officers on a basis that is different from other eligible employees.

        Base Salary

        Base salary is the primary fixed component of our executive compensation program. We use base salary to compensate executives for services rendered during the fiscal year, and to ensure that we remain competitive in attracting and retaining executive talent. Base salaries are generally set within a range of salaries paid to industry peers with comparable qualifications, experience, responsibilities and performance at similar companies.

        For newly hired executives, the Compensation Committee determines base salary on a case-by-case basis by evaluating a number of factors, including the executive's qualifications and experience, the competitive recruiting environment for his or her services, the executive's anticipated role and responsibilities with the Company, the executive's past compensation history, and comparisons to market data regarding compensation levels for comparable executives of other biotechnology companies of similar sizes and stages of development or with which we compete for talented executives.

        For continuing executives, the Compensation Committee reviews base salaries annually as part of our performance review and appraisal process. Base salary increases, if any, are based primarily on each executive's job performance for the prior year, as well as a review of competitive market data, the executive's compensation relative to other executive officers, and the importance of the executive's continued service with the Company. Annual salary adjustments are effective March 1 of each year. The Compensation Committee may also review an executive's base salary from time-to-time upon a promotion or other change in job responsibility that occurs outside of our annual performance review and appraisal process.

        Performance-Based Cash Bonuses

        Our performance-based cash bonus program is designed to promote the interests of the Company and its stockholders by providing executive officers with the opportunity to earn annual cash bonuses based upon the achievement of pre-specified corporate and individual performance objectives, and to assist the Company in attracting and retaining executive talent.

        At the beginning of each year, we establish annual performance objectives for the corporation as a whole and for each executive officer (other than our Chief Executive Officer, whose bonus is tied entirely to the achievement of corporate objectives). Because we are a development-stage company, the corporate objectives generally target the achievement of specific product development, corporate development, financial and operational milestones that are considered to be critical to the achievement of our long-term strategic goals. The individual objectives focus on contributions that are consistent with and support the corporate objectives or are otherwise intended to contribute to the success of the Company. The annual corporate and individual performance objectives are proposed by management and reviewed and approved by the Compensation Committee, typically during the first quarter of the year. The corporate objectives are also subject to review and approval by the full Board. At this time, the Compensation Committee also approves each executive officer's bonus target for the year based on its analysis of relevant market data, and determines the relative weighting of each executive's bonus between corporate and individual objectives.

        The Compensation Committee typically performs an interim assessment of the annual performance objectives in the middle of each year to review corporate and individual progress, and may, on occasion, make certain adjustments to the objectives that the committee deems appropriate based on changing circumstances. At the conclusion of each year, the Chief Executive Officer evaluates the degree of achievement of the annual corporate and individual performance objectives, and submits his bonus recommendations to the Compensation Committee, which determines the final bonus amount, if any, for each executive officer. Beginning in 2007, the Company must generally achieve at least 75% of its weighed corporate objectives for the year in order for any bonuses to be paid, although the Compensation Committee may determine to grant a bonus even though certain corporate or individual performance objectives are not met. If the Compensation Committee determines that corporate or individual performance for the year exceeded objectives or was excellent in view of prevailing conditions, the Compensation Committee may approve corporate or individual performance multipliers, as the case may be, up to 150% of bonus targets. The Compensation Committee also retains the authority, in its discretion, to identify any unplanned achievements that have been accomplished and to approve adjustments to an executive officer's bonus award. Bonuses are generally paid in March of each year for services rendered during the prior fiscal year.

        Long-Term Equity Incentives

        Long-term equity incentives represent the largest at-risk component of our executive compensation program. Our long-term equity incentives are designed to align the interests of our executive officers with those of our stockholders by creating an incentive for our executive officers to maximize long-term stockholder value. The equity compensation program is also designed to encourage our executive officers to remain employed with us despite a very competitive labor market.

        Historically, we have granted stock options and, more recently, shares of restricted stock to newly-hired executive officers on their first day of employment with us. We have also granted stock options to continuing executive officers once a year as part of our annual performance review and appraisal process. The annual stock options are granted as a reward for past individual and corporate performance and as an incentive for future performance. All stock options are granted with a 10-year term and an exercise price equal to 100% of the fair market value of our common stock on the date of grant. The stock options generally vest over a four-year period, with 25% of the options vesting one year after the date of grant, and the remaining 75% of the options vesting in equal monthly installments thereafter over the next three years, subject to the executive's continued employment with us through such vesting dates. The shares of restricted stock vest in equal installments on each of the first four anniversaries of the date of grant, subject to the executive's continued employment with us through such vesting dates.

        The Compensation Committee approves all equity grants to our executive officers. New-hire equity grants are either approved by the Compensation Committee, at regularly scheduled meetings or by unanimous written consent, or by our Chief Executive Officer in accordance with our Equity Compensation Awards Policy. The Compensation Committee approves annual equity grants at its February meeting, the date of which is generally set approximately one year in advance. The Compensation Committee selected the February meeting as the date to approve annual equity grants because it coincides with the Compensation Committee's review of prior year corporate and individual performance and the approval of other executive compensation decisions (e.g., base salary increases and bonus determinations). Grants approved during scheduled meetings become effective and are priced as of the date of approval or a predetermined future date (for example, new hire grants are effective as of the later of the date of approval or the newly-hired executive's start date). Grants approved by unanimous written consent become effective and are priced as of the date the last signature is obtained or as of predetermined future date. The Compensation Committee has not granted, nor does it intend to grant, equity compensation awards to executive officers in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative clinical trial result. Similarly, the Compensation Committee has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates. Also, because equity compensation awards typically vest over a four-year period (with a one-year "cliff" followed by monthly vesting thereafter), the value to recipients of any immediate increase in the price of our common stock following a grant will be attenuated.

        The Compensation Committee determines the number of stock options and/or shares of restricted stock to award to a newly-hired executive officer using the same factors described above that are considered in determining the base salaries of newly-hired executive officers. The Compensation Committee determines the number of stock options to be awarded to continuing executives based on a variety of factors, including its review of competitive market data, its assessment of each executive officer's individual performance and expected future contribution, a review of each executive's existing equity incentive awards, and the importance of the executive's continued service with the Company.

        Severance and Change-in-Control Benefits

        We enter into employment agreements with our executives in select cases, generally when it is necessary to secure the services of a newly hired executive. We have entered into employment agreements with each of Messrs. Berns, Caruso and Graboyes and Dr. Cagnoni, each of which were amended and restated in December of 2007, as well as certain other officers, in connection with their commencement of employment with the Company. These agreements provide for severance compensation to be paid if the officers are terminated under certain conditions, such as in connection with a change-in-control of the Company or a termination without cause by us, each as defined in the agreements. In addition, the employment agreements with each of Messrs. Berns and Caruso and Dr. Cagnoni provide that if it is determined that any payment or distribution by the Company to such person to be made in connection with a change-in-control of the Company would be subject to the excise tax imposed by Section 4999 of the Code, such person will be entitled to receive an additional payment or "gross up" to offset the economic impact of such excise tax. The terms of such employment agreements, including the severance compensation payable thereunder, are described in more detail beginning on page 50 of this proxy statement under the heading "Employment, Severance and Change-in-Control Agreements."

        In our experience, post-termination protection for executive officers is common among our peer group, and the Compensation Committee believes that providing this protection is essential to our ability to attract and retain talented executives capable of providing the leadership, vision and execution necessary to achieve our business objectives. In addition, the employment agreements and the related post-termination compensation provisions are designed to meet the following objectives:

  •
  Change-in-control:  As part of our normal course of business, we engage in discussions with other pharmaceutical companies about possible collaborations, licensing and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger established pharmaceutical companies consider companies at similar stages of development to ours as potential acquisition targets. In certain scenarios, the potential for a merger or being acquired may be in the best interests of our stockholders. We provide post-termination compensation if an officer is terminated as a result of a change-in-control transaction to promote the ability of our officers to act in the best interests of our stockholders even though they could be terminated as a result of the transaction. This is particularly important for a company such as Allos, where a majority of our executive officers are relatively new to the company and have not had the opportunity to realize the value of their equity compensation.

  •
  Termination Without Cause:  In certain instances, if we terminate the employment of an officer "without cause" or the officer resigns for "good reason", each as defined in the applicable agreement, we are obligated to pay the officers certain severance benefits under their employment agreements. We believe this is appropriate because the terminated officer is bound by confidentiality and non-competition provisions covering one year after termination and because we and the officer have a mutually agreed-to severance package that is in place prior to any termination event. This provides us with more flexibility to make a change in senior management if such a change is in our and our stockholders' best interest.

        We have also adopted a broad-based Severance Benefit Plan and related Change of Control Severance Benefit Schedule that provides for severance compensation to all officers and employees of the Company with whom we do not have employment agreements in the event such individuals are terminated in connection with a change-in-control. The Severance Benefit Plan and related Change of Control Severance Benefit Schedule is designed to meet the same objectives discussed above with respect to the change-in-control protection provided to Messrs. Berns, Caruso and Graboyes and Dr. Cagnoni under their employment agreements with the Company. The Severance Benefit Plan and related Change of Control Severance Benefit Schedule is described in more detail on page 54 of this proxy statement under the heading "Severance and Change-in-Control Arrangements."

        In addition, our equity incentive plans have provisions regarding vesting following a change-in-control, as defined in those plans.

        Perquisites

        Perquisites and other personal benefits are not factored into our executive compensation program. We prefer to compensate executive officers using a mix of current, short- and long-term compensation with an emphasis on performance and do not believe that providing an executive perquisite program is consistent with our overall compensation philosophy. We typically provide perquisites and other personal benefits to executive officers on an exception-only basis, and they are generally limited to executive relocation assistance and temporary commuting and living expenses.

        Employee Stock Purchase Plan

        We have an Employee Stock Purchase Plan, or ESPP, in which all eligible employees, including our executive officers, may elect to participate. Under the ESPP, eligible employees can choose to have up to 10% of their annual base earnings withheld to purchase shares of our common stock during each offering period. The purchase price of the common stock is 85% percent of the lower of the fair market value of a share of common stock on the first day of the offering or the fair market value of a share of common stock on the last day of the offering period. Each offering is for a period of six months beginning on January 1 and July 1 of each year.

        Indemnification Agreements

        We enter into indemnification agreements with each of our directors and executive officers. These indemnification agreements provide, among other things, that we will indemnify our directors and executive officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts, incurred by any such person in any action or proceeding by reason of their position as a director, officer, employee, agent or fiduciary of the Company, any subsidiary of the Company or any other company or enterprise that such executive officer or director serves at the Company's request. We believe that indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

        Other Benefits

        We maintain health, dental and vision insurance plans for the benefit of all eligible employees, including our executive officers. Each of these benefit plans requires the employee to pay a portion of the premium, and we pay the remainder of the premiums. These benefits are offered on the same basis to all employees. We also maintain a 401(k) retirement savings plan that is available to all eligible employees. Under the 401(k) plan, we match 50% of each employee's contribution up to a maximum of $5,000 per year. Executives are eligible to participate in the 401(k) plan up to ERISA limits. No supplementary participation is available to the executives. Life, accidental death and dismemberment, short- and long-term disability insurance coverage, and wellness programs are also offered to all eligible employees and premiums are paid in full by the Company. Other voluntary benefits, such as supplemental long-term disability insurance coverage, are also made available and paid for by the employees. The above benefits are available to our executive officers on the same basis as all other eligible employees.

        2007 and 2008 Executive Compensation Determinations

        The key compensation determinations for Mr. Berns and the other named executive officers during 2007 and the first quarter of 2008 were as follows:

        Paul L. Berns—President and Chief Executive Officer

        For fiscal 2007, Mr. Berns' base salary was set at $477,000, representing a 6% increase from his prior year's base salary of $450,000. Mr. Berns' 2007 bonus target was set at 50% of base salary, weighted 100% to the achievement of corporate objectives. For 2007, the Compensation Committee approved a corporate bonus percentage of 119% of target based on our achievement of certain product development, corporate development, financial and operating milestones. As a result, Mr. Berns was awarded a cash bonus of $280,800 (which was determined and paid in 2008), or 119% of his target bonus. Some highlights of our 2007 corporate achievements approved by the Compensation Committee include the following:

  •
  the completion of certain site initiation, patient enrollment, safety and study conduct objectives relating to our pivotal Phase 2 PROPEL trial of PDX in patients with relapsed or refractory peripheral T-cell lymphoma;

  •
  the implementation of our product development strategy for PDX in lymphoma and solid tumors, including the initiation our Phase 1/2a study of PDX and gemcitabine in patients with non-Hodgkin's lymphoma or Hodgkin's disease, our Phase 1 study of PDX in patients with cutaneous T-cell lymphoma, and our Phase 2b study of PDX in patients with non-small cell lung cancer;

  •
  the establishment of our product development program for RH1, including the filing and effectiveness of our investigational new drug application for RH1 with the U.S. Food and Drug Administration and the initiation of our Phase 1 study of RH1 in patients with advanced solid tumors or non-Hodgkin's lymphoma;

  •
  the receipt of orphan medicinal product designation in Europe for PDX for the treatment of patients with peripheral T-cell lymphoma;

  •
  the closing of our $54 million underwritten offering of common stock in February 2007; and

  •
  the completion of various objectives relating to the development, implementation and execution of our ex-U.S. partnering strategy for PDX and our corporate growth strategy.

        In February 2007, Mr. Berns was awarded a stock option to purchase 275,000 shares of common stock at an exercise price of $7.47 per share, the fair market value of our common stock on the date of grant. As was the case for all named executive officers, the 2007 option grant was awarded both as a reward for 2006 individual and corporate performance and as an incentive for future performance. Under the terms of his employment agreement, Mr. Berns was also reimbursed through June 30, 2007 for his commuting and temporary living expenses incurred while traveling to Colorado for work, as well as for any taxes associated with such reimbursements.

        For fiscal 2008, Mr. Berns' base salary was set at $500,800, representing a 5% increase from his 2007 base salary. Mr. Berns' 2008 bonus target was set at 60% of base salary, weighted 100% to the achievement of corporate objectives. As was the case for the other named executive officers who received increases in their target bonuses, the increase in Mr. Berns' bonus target was based in large part on Mercer's assessment that target bonus opportunities for our executive officers were below the expected market positions relative to our peer group. In February 2008, Mr. Berns was awarded a stock option to purchase 275,000 shares of common stock at an exercise price of $6.12 per share, the fair market value of our common stock on the date of grant. As was the case for all named executive officers, the 2008 option grant was awarded both as a reward for 2007 individual and corporate performance and as an incentive for future performance.

        Mr. Berns does not receive separate compensation for serving as a member of the Board.

        Pablo J. Cagnoni, M.D.—Senior Vice President, Chief Medical Officer

        Dr. Cagnoni was hired as our Senior Vice President, Chief Medical Officer effective March 19, 2007. The Compensation Committee determined the compensation package for Dr. Cagnoni by evaluating a number of factors, including his qualifications and experience, the competitive recruiting environment for his services, his anticipated role and responsibilities with the Company, his past compensation history, and comparisons to market data regarding compensation levels for comparable executives of other biotechnology companies of similar sizes and stages of development or with which we compete for talented executives.

        Dr. Cagnoni's compensation for 2007 was largely based on the terms of his employment agreement with the Company, which is described in more detail on page 52 of this proxy statement under the heading "Employment Agreement with Dr. Cagnoni." Under the terms of his employment agreement, Dr. Cagnoni's 2007 base salary was set at $385,000. Dr. Cagnoni's 2007 bonus target was set at 35% of base salary, weighted 60% to the achievement of corporate objectives and 40% to the achievement of individual objectives. For 2007, Dr. Cagnoni was awarded a cash bonus of $125,000 (which was determined and paid in 2008), or approximately 118% of his target bonus, which reflected a corporate bonus component of 119% of target and an individual bonus component of 116% of target. Under the employment agreement, we also paid Dr. Cagnoni a signing bonus of $50,000 upon his commencement of employment and an additional $50,000 in January 2008 upon his achievement of certain clinical development milestones. On March 19, 2007, Dr. Cagnoni's first day of employment with us, we awarded him a stock option to purchase 300,000 shares of common stock at an exercise price of $6.17 per share, the fair market value of our common stock on the date of grant, pursuant to the terms of his employment agreement. Also on March 19, 2007, we awarded Dr. Cagnoni 75,000 shares of restricted stock pursuant to the terms of his employment agreement.

        For fiscal 2008, Dr. Cagnoni's base salary was set at $404,200, representing a 5% increase from his 2007 base salary. Dr. Cagnoni's 2008 bonus target was set at 40% of base salary, weighted 60% to the achievement of corporate objectives and 40% to the achievement of individual objectives. In addition, Dr. Cagnoni was awarded a stock option to purchase 150,000 shares of common stock at an exercise price of $6.12 per share, the fair market value of our common stock on the date of grant.

        James V. Caruso—Executive Vice President, Chief Commercial Officer

        For fiscal 2007, Mr. Caruso's base salary was set at $379,600, representing a 4% increase from his prior year's base salary of $365,000. Mr. Caruso's 2007 bonus target was set at 35% of base salary, weighted 60% to the achievement of corporate objectives and 40% to the achievement of individual objectives. For 2007, Mr. Caruso was awarded a cash bonus of $154,900 (which was determined and paid in 2008), or approximately 117% of his target bonus, which reflected a corporate bonus component of 119% of target and an individual bonus component of 115% of target. In February 2007, Mr. Caruso was awarded a stock option to purchase 150,000 shares of common stock at an exercise price of $7.47 per share, the fair market value of our common stock on the date of grant.

        For fiscal 2008, Mr. Caruso's base salary was set at $398,600, representing a 5% increase from his 2007 base salary. Mr. Caruso's 2008 bonus target was set at 40% of base salary, weighted 60% to the achievement of corporate objectives and 40% to the achievement of individual objectives. In addition, Mr. Caruso was awarded a stock option to purchase 150,000 shares of common stock at an exercise price of $6.12 per share, the fair market value of our common stock on the date of grant.

        David C. Clark—Vice President, Finance, Treasurer and Assistant Secretary

        For fiscal 2007, Mr. Clark's base salary was set at $185,500, representing a 6% increase from his prior year's base salary of $175,000. Mr. Clark's 2007 bonus target was set at 25% of base salary, weighted 60% to the achievement of corporate objectives and 40% to the achievement of individual objectives. For 2007, Mr. Clark was awarded a cash bonus of $53,200 (which was determined and paid in 2008), or approximately 116% of his target bonus, which reflected a corporate bonus component of 119% of target and an individual bonus component of 111% of target. In February 2007, Mr. Clark was awarded a stock option to purchase 50,000 shares of common stock at an exercise price of $7.47 per share, the fair market value of our common stock on the date of grant.

        For fiscal 2008, Mr. Clark's base salary was set at $210,000, or a 13.2% increase from his 2007 base salary. This included a 4% merit increase and a 9.2% market adjustment based on the Compensation Committee's review of competitive market data. Mr. Clark's 2008 bonus target was set at 25% of base salary, weighted 60% to the achievement of corporate objectives and 40% to the achievement of individual objectives. In February 2008, Mr. Clark was awarded a stock option to purchase 57,500 shares of common stock at an exercise price of $6.12 per share, the fair market value of our common stock on the date of grant.

        Marc H. Graboyes—Senior Vice President, General Counsel and Secretary

        For fiscal 2007, Mr. Graboyes' base salary was set at $255,500, representing an 8% increase from his prior year's base salary of $236,500. Mr. Graboyes' 2007 bonus target was set at 25% of base salary, weighted 60% to the achievement of corporate objectives and 40% to the achievement of individual objectives. For 2007, Mr. Graboyes was awarded a cash bonus of $73,200 (which was determined and paid in 2008), or approximately 116% of his target bonus, which reflected a corporate bonus component of 119% of target and an individual bonus component of 112% of target. In February 2007, Mr. Graboyes was awarded a stock option to purchase 75,000 shares of common stock at an exercise price of $7.47 per share, the fair market value of our common stock on the date of grant.

        For fiscal 2008, Mr. Graboyes' base salary was set at $300,600, or a 17.6% increase from his 2007 base salary. This included a 5% merit increase and a 12.6% promotional adjustment in connection with Mr. Graboyes' appointment as Senior Vice President, General Counsel and Secretary. Mr. Graboyes' 2008 bonus target was set at 30% of base salary, weighted 60% to the achievement of corporate objectives and 40% to the achievement of individual objectives. In February 2008, Mr. Graboyes was awarded a stock option to purchase 100,000 shares of common stock at an exercise price of $6.12 per share, the fair market value of our common stock on the date of grant.

        Accounting and Tax Considerations

        Effective January 1, 2006, we adopted the fair value recognition provisions of FASB Statement No. 123 (revised 2004), Share-Based Payment, or SFAS 123R. Under SFAS 123R, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. Until we achieve sustained profitability, the availability to us of a tax deduction for compensation expense is not material to our financial position. We structure cash incentive bonus compensation so that it is taxable to our employees at the time it becomes available to them.

        Section 162(m) of the Code limits us to a deduction for federal income tax purposes of up to $1 million of compensation paid to certain named executive officers in a taxable year. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (a) such awards are granted by a compensation committee comprised solely of "outside directors," (b) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (c) the per-employee limitation is approved by the stockholders, and (d) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to stock purchase awards, stock bonus awards, stock unit awards, performance stock awards, and performance cash awards will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors"; (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the grant, vesting or exercise of the award that the performance goal has been satisfied; and (iv) prior to the grant of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

        Our Compensation Committee intends for all stock options and stock appreciation rights granted under the 2008 Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code. In addition, under the 2008 Plan our Compensation Committee has the discretion to grant other types of awards that may qualify as performance-based compensation within the meaning of Section 162(m) of the Code. Stock options granted under the 2000 Plan are performance-based compensation within the meaning of Section 162(m) of the Code and, as such, are fully deductible as long as our Board of Directors or the committee of our Board of Directors granting such stock options is composed solely of "outside directors." However, stock options granted under the 2002 Plan and the 2006 Plan are not considered performance-based compensation within the meaning of Section 162(m) of the Code. Accordingly, our compensation deduction, if any, resulting from the exercise of such options may not be fully deductible, depending on whether the optionee is a named executive officer at the time of exercise and on whether the total non-exempt compensation paid to such optionee exceeds $1 million in the year of such option exercise. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Our Compensation Committee intends to continue to evaluate the effects of the compensation limits of Section 162(m) of the Code and to grant compensation awards in the future in a manner consistent with the best interests of the Company and our stockholders.

Summary Compensation Table

        The following table shows for the fiscal years ended December 31, 2007 and 2006, compensation awarded or paid to, or earned by, the Company's President and Chief Executive Officer (Principal Executive Officer), Vice President, Finance and Treasurer (Principal Financial Officer) and its three other most highly compensated executive officers at December 31, 2007 (collectively, the "named executive officers").

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)(4)		Total ($)
Paul L. Berns President and Chief Executive Officer	2007 2006	472,800 366,900	184,900	(6)	298,300 399,600	1,109,200 659,900	280,800 —		156,100 106,500	(5) (7)	2,317,200 1,717,800
David C. Clark Vice President, Finance and Treasurer	2007 2006	183,900 168,100	5,600 —	(8)	— —	166,800 74,300	53,200 33,600		5,000 2,000		408,900 278,000
James V. Caruso Executive Vice President, Chief Commercial Officer	2007 2006	377,400 210,600	— —		129,700 102,900	641,800 229,200	154,900 73,700		3,700 93,700	(9) (10)	1,307,500 710,100
Pablo J. Cagnoni Senior Vice President, Chief Medical Officer	2007	303,600	50,000	(11)	189,500	531,700	175,000	(12)	4,700		1,254,500
Marc H. Graboyes Senior Vice President, General Counsel and Secretary	2007 2006	252,600 232,000	— 15,000	(13)	— —	246,600 125,000	73,200 61,600		5,000 2,000		577,400 435,600

(1)
The amounts shown in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year for restricted stock awards granted to the named executive officers, as determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (which we refer to as SFAS 123R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, see Note 4 to the Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007. These amounts reflect the Company's accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

(2)
The amounts shown in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year for stock options granted to the named executive officers, as determined in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions used to calculate these amounts, see Note 4 to the Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007. These amounts reflect the Company's accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

(3)
The amounts shown in this column represent the cash bonuses earned by the named executive officers with respect to the fiscal year under the Company's performance-based cash bonus program. Amounts earned with respect to the fiscal year are generally paid in March of the following year. For example, the amounts shown for 2007 were paid in March 2008. For additional information, see the Compensation Discussion and Analysis beginning on page 32 of this proxy statement.

(4)
Unless otherwise indicated, the amounts shown in this column represent Company contributions under the Company's 401(k) plan.

(5)
This amount for Mr. Berns consists of the following: (i) executive relocation expenses totaling $96,200, which total includes closing costs on the sale of his residence of $64,000, temporary living expenses of $18,900, travel between home and office of $7,600 and car rental costs; (ii) $5,000 Company contribution under the Company's 401(k) plan; (iii) $7,700 in supplemental disability insurance premiums; and (iv) $47,200 in tax reimbursement in connection with the relocation expenses and supplemental disability insurance premiums described in (i) and (iii) above.

(6)
This amount for Mr. Berns represents a guaranteed bonus paid in accordance with the terms of his employment agreement with the Company, as in effect for 2006.

(7)
This amount for Mr. Berns consists of the following: (i) executive relocation expenses totaling $72,000, which total includes temporary living expenses of $40,400, travel between home and office, car rental costs and house-hunting costs; (ii) $32,500 in tax reimbursement in connection with the relocation expenses described in (i) above; and (iii) $2,000 Company contribution under the Company's 401(k) plan.

(8)
This amount for Mr. Clark represents a cash payment made in connection with the increase in the exercise price of an option granted to Mr. Clark in April 2004 in order to avoid the adverse tax consequences of Section 409A of the Code. During 2007, the Company determined that the actual date on which the option was granted to Mr. Clark was April 28, 2004, when the closing market price of the Company's common stock was $4.78, rather than April 19, 2004, when the closing market price of the Company's common stock was $4.50. In order to avoid the adverse tax consequences of Section 409A of the Code resulting from the vesting of a "discounted option" after December 31, 2004, Mr. Clark and the Company agreed to amend the option to provide that, with respect to the portion of the option vesting after December 31, 2004 (20,000 shares), the option will have an exercise price of $4.78 per share. In connection with such amendment, in January 2008, the Company awarded Mr. Clark a cash payment of $5,600, which is equal to the aggregate increase in the exercise price of the option.

(9)
This amount for Mr. Caruso consists of a $5,000 Company contribution under the Company's 401(k) plan, offset by $1,300 in payments received from Mr. Caruso as reimbursement for certain benefits provided by the Company during 2006.

(10)
This amount for Mr. Caruso consists of the following: (i) executive relocation expenses totaling $65,000, which total includes temporary living expenses of $28,000, travel between home and office of $33,000 and car rental costs; (ii) $26,700 in tax reimbursement in connection with the relocation expenses described in (i) above; and (iii) $2,000 Company contribution under the Company's 401(k) plan.

(11)
This amount for Dr. Cagnoni represents a signing bonus paid in connection with his commencement of employment with the Company in March 2007.

(12)
This amount for Dr. Cagnoni consists of the following: (i) a $125,000 cash bonus earned under the Company's performance-based cash bonus program (which was determined and paid in 2008); and (ii) an additional $50,000 bonus paid in January 2008 under the terms of his employment agreement with the Company based on his achievement of certain clinical development milestones.

(13)
This amount for Mr. Graboyes represents a discretionary bonus paid in addition to Mr. Graboyes' cash bonus earned under the Company's performance-based cash bonus program. The discretionary bonus was awarded by the Compensation Committee in recognition of certain additional achievements by Mr. Graboyes during 2006.

Grants of Plan-Based Awards

        The following table sets forth certain information regarding grants of plan-based awards to the named executive officers during the year ended December 31, 2007:

All Other Option Awards: Number of Securities Underlying Options (#)(3)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Paul L. Berns	1/1/2007 2/16/2007	177,300 —	236,400 —	354,600 —	— —	— 275,000	— 7.47	— 1,283,900
David C. Clark	1/1/2007 2/16/2007	34,400 —	46,000 —	69,000 —	— —	— 50,000	— 7.47	— 184,900
James V. Caruso	1/1/2007 2/16/2007	99,000 —	132,100 —	198,100 —	— —	— 150,000	— 7.47	— 700,300
Pablo J. Cagnoni	3/19/2007 3/19/2007 3/19/2007	79,700 — —	106,200 — —	159,400 — —	— 75,000	300,000 —	6.17 —	1,149,800 462,700
Marc H. Graboyes	1/1/2007 2/16/2007	47,400 —	63,100 —	94,700 —	— —	— 75,000	— 7.47	— 277,300

(1)
These columns show the possible threshold, target and maximum cash bonus payments to the named executive officers for the year ended December 31, 2007 under the Company's performance-based cash bonus program, which is described in more detail in the Compensation Discussion and Analysis beginning on page 32 of this proxy statement. The actual cash bonus awards earned by the named executive officers for the year ended December 31, 2007 are set forth in the Summary Compensation Table above under the column entitled "Non-Equity Incentive Plan Compensation," and the amounts set forth in these columns do not represent additional compensation paid to or earned by the named executive officers for the year ended December 31, 2007. The Company's performance-based cash bonus program provides that the Company must generally achieve at least 75% of its weighted corporate objectives for the year in order for any bonuses to be paid, although the Compensation Committee may determine to grant a bonus even though certain corporate or individual performance objectives are not met. If the Compensation Committee determines that corporate or individual performance for the year exceeded objectives or was excellent in view of prevailing conditions, the Compensation Committee may approve corporate or individual multipliers, as the case may be, up to 150% of target. The possible threshold, target and maximum cash bonus payments for the named executive officers for the year ended December 31, 2007 under the Company's performance-based cash bonus program are calculated as follows:

Name	Actual Base Salary Earned ($)	Bonus Target as % of Base Salary	Threshold ($)	Target ($)	Maximum ($)
Paul L. Berns	472,800	50%	177,300	236,400	354,600
David C. Clark	183,900	25%	34,400	46,000	69,000
James V. Caruso	377,400	35%	99,000	132,100	198,100
Pablo J. Cagnoni	303,600	35%	79,700	106,200	159,400
Marc H. Graboyes	252,600	25%	47,400	63,100	94,700
(2)
This column shows the number of shares of restricted stock awarded to the named executive officers during the year ended December 31, 2007. The restricted stock awards vest over a four-year period, with 25% of the restricted stock vesting on each of the first four anniversaries of the date of grant, subject to the recipient's continued employment with the Company through such vesting dates.

(3)
This column shows the number of shares of common stock underlying stock options granted to the named executive officers during the year ended December 31, 2007. The stock options have a 10-year term and vest over a four-year period, with 25% of the options vesting on the first anniversary of the date of grant and the remaining 75% of the options vesting in equal monthly installments thereafter over the next three years, subject to the recipient's continued employment with the Company through such vesting dates.

(4)
This column shows the exercise price for the stock options granted to the named executive officers during the year ended December 31, 2007, which equals the fair market value of the Company's common stock on the date of grant.

(5)
This column shows the full grant date fair value of the restricted stock awards and stock options granted to the named executive officers during the year ended December 31, 2007, as determined in accordance with SFAS 123R. The full grant date fair value is the amount that the Company recognizes as stock-based compensation expense in its financial statements over the required service period of the award. For additional information, see Note 4 to the Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

Outstanding Equity Awards at Fiscal Year End

        The following table sets forth certain information regarding equity awards granted to the named executive officers that were outstanding as of December 31, 2007:

							Stock Awards
	Option Awards
									Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
	Number of Securities Underlying Unexercised Options(1)						Number of Shares or Units of Stock That Have Not Vested (#)
				Option Exercise Price ($)
Name	Exercisable (#)	Unexercisable (#)				Option Expiration Date
Paul L. Berns	306,247 — —	393,753 275,000 —		3.14 7.47 —		3/9/2016 2/16/2017 —	— — 225,000	(3)	— — 1,415,300
David C. Clark	18,333 10,000 10,312 18,333 10,687 —	1,667 — 4,688 21,667 16,313 50,000	(5)	4.78 2.28 2.46 2.70 2.93 7.47	(4)	4/19/2014 9/8/2014 3/4/2015 2/10/2016 5/9/2016 2/16/2017	— — — — — —		— — — — — —
James V. Caruso	131,249 — —	218,751 150,000 —		3.13 7.47 —		6/5/2016 2/16/2017 —	— — 82,500	(6)	— — 518,900
Pablo J. Cagnoni	— —	300,000 —		6.17 —		3/19/2017 —	— 75,000	(7)	— 471,800
Marc H. Graboyes	63,332 13,749 45,833 —	16,668 6,251 54,167 75,000		2.00 2.46 2.70 7.47		10/11/2014 3/4/2015 2/10/2016 2/16/2017	— — — —		— — — —

(1)
Unless otherwise indicated, these options have a 10-year term and vest over a four-year period, with 25% of the options vesting on the first anniversary of the date of grant and the remaining 75% of the options vesting in equal monthly installments thereafter over the next three years, subject to the recipient's continued employment with the Company through such vesting dates.

(2)
The market value of the shares of restricted stock that have not vested as of December 31, 2007 is based on $6.29 per share, which equaled the closing price of the Company's common stock on December 31, 2007, the last business day of the 2007 fiscal year.

(3)
Three hundred thousand shares of restricted stock were granted to Mr. Berns on March 9, 2006 in connection with his commencement of employment with the Company. Twenty-five percent of the shares (75,000 shares) vested on March 9, 2007 and the remaining 75% of the shares (225,000 shares) will vest in three equal installments on each of March 9, 2008, 2009 and 2010, subject to Mr. Berns' continued employment with the Company through such vesting dates.

(4)
The exercise price of this option was previously reported as $4.50 per share, which equaled the closing price of the Company's common stock on April 19, 2004. During 2007, the Company determined that the actual date on which the option was granted to Mr. Clark was April 28, 2004, when the closing price of the Company's common stock was $4.78, rather than April 19, 2004. In order to avoid the adverse tax consequences of Section 409A of the Code resulting from the vesting of a "discounted option" after December 31, 2004, Mr. Clark and the Company agreed to amend the option to provide that, with respect to the portion of the option vesting after December 31, 2004 (20,000 shares), the option will have an exercise price of $4.78 per share.

(5)
These options have a 10-year term and vested over a two-year period, with 25% of the options vesting on the six month anniversary of the date of grant and the remaining 75% of the options vesting in equal monthly installments thereafter over the next 18 months.

(6)
One hundred and ten thousand shares of restricted stock were granted to Mr. Caruso on June 5, 2006 in connection with his commencement of employment with the Company. Twenty-five percent of the shares (27,500 shares) vested on June 5, 2007 and the remaining 75% of the shares (82,500 shares) will vest in three equal installments on each of June 5, 2008, 2009 and 2010, subject to Mr. Caruso's continued employment with the Company through such vesting dates.

(7)
These shares of restricted stock were granted to Dr. Cagnoni on March 19, 2007 in connection with his commencement of employment with the Company. The shares will vest over a four-year period, with 25% of the restricted stock vesting on each of the first four anniversaries of the date of grant, subject to Dr. Cagnoni's continued employment with the Company through such vesting dates.

Option Exercises And Stock Vested

        The following table sets forth certain information regarding option exercises and shares of restricted stock that vested during the year ended December 31, 2007 with respect to the named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Paul L. Berns	—	—	75,000	486,000
David C. Clark	—	—	—	—
James V. Caruso	—	—	27,500	157,000
Pablo J. Cagnoni	—	—	—	—
Marc H. Graboyes	—	—	—	—

(1)
There were no stock option exercises by the named executive officers during the year ended December 31, 2007.

(2)
The value realized on vesting of shares of restricted stock equals the market value of the Company's common stock on the vesting date, multiplied by the number of shares that vested.

Retirement Payments and Benefits

        None of the named executive officers participate in or have account balances in qualified or non-qualified deferred benefit plans sponsored by the Company.

Nonqualified Deferred Compensation

        None of the named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by the Company. In the future, the Compensation Committee may elect to provide the named executive officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in the Company's best interests.

Employment, Severance and Change-in-Control Agreements

        The Company has entered into employment agreements with each of the named executive officers other than Mr. Clark. The material terms of such agreements are summarized below.

        Employment Agreement with Mr. Berns

        On March 9, 2006, the Company entered into an employment agreement with Mr. Berns in connection with his appointment to serve as the Company's President and Chief Executive Officer. On December 12, 2006, the Company and Mr. Berns amended and restated the employment agreement to extend the time during which the Company was obligated to reimburse certain commuting and temporary living expenses to June 30, 2007. On December 13, 2007, the Company and Mr. Berns entered into a second amended and restated employment agreement to, among other things, bring the employment agreement into compliance with Section 409A of the Code and clarify Mr. Berns' change-in-control termination benefits regarding the acceleration of stock options and restricted stock upon a change-in-control termination.

        Pursuant to the second amended and restated employment agreement, Mr. Berns earns an annual base salary, which amount may be increased annually at the discretion of the Board. Currently, Mr. Berns earns an annual base salary of $500,800. Mr. Berns is also eligible to participate in the Company's performance-based cash bonus plan, pursuant to which he is eligible for an annual bonus award determined in accordance with the terms of the plan. Currently, Mr. Berns' target bonus is set at 60% of his annual base salary.

        The second amended and restated employment agreement with Mr. Berns provides that, to the extent not previously reimbursed, the Company will reimburse Mr. Berns for (a) customary closing costs relating to the sale of his residence in Wisconsin and the purchase of a new residence in Colorado, (b) customary moving expenses, (c) customary and reasonable commuting and temporary living expenses through June 30, 2007, and (d) any taxes associated with such reimbursements.

        The second amended and restated employment agreement with Mr. Berns also provides that his employment with the Company is at-will and may be terminated by either Mr. Berns or the Company at any time. However, if the Company terminates Mr. Berns' employment without just cause or if he resigns for good reason (other than in connection with a change-in-control of the Company), provided that Mr. Berns executes a general release in favor of the Company at the election of the Company, he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading "Potential Payments Upon Termination or Change-in-Control" beginning on page 54 of this proxy statement.

        The second amended and restated employment agreement with Mr. Berns further provides that if the Company (or any surviving or acquiring corporation) terminates Mr. Berns' employment without cause or if he resigns for good reason within one month prior to or two years following the effective date of a change-in-control of the Company, provided that Mr. Berns executes a general release in favor of the Company (or any surviving or acquiring corporation) at the election thereof, he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading "Potential Payments Upon Termination or Change-in-Control" beginning on page 54 of this proxy statement.

        The second amended and restated employment agreement also imposes on Mr. Berns certain confidentiality, non-compete and non-solicitation obligations. The non-compete and non-solicit obligations are in effect for the term of his employment and will continue for 12 months after termination of his employment for any reason, provided that such non-compete obligations will terminate upon a change-in-control of the Company. In the event that Mr. Berns violates his confidentiality, non-compete or non-solicitation obligations or the terms of his confidentiality and inventions assignment agreement with the Company, his right to most of the severance benefits that he would have otherwise been entitled to pursuant to the second amended and restated employment agreement (other than in connection with a change-in-control of the Company) will cease on the date of such violation.

        Employment Agreement with Dr. Cagnoni

        On March 19, 2007, the Company entered into an employment agreement with Dr. Cagnoni in connection with his appointment to serve as the Company's Senior Vice President, Chief Medical Officer. On December 13, 2007, the Company and Dr. Cagnoni entered into an amended and restated employment agreement to, among other things, bring the employment agreement into compliance with Section 409A of the Code and implement certain changes recommended by the Company's outside compensation consultant regarding Dr. Cagnoni's change-in-control severance benefits.

        Pursuant to the amended and restated employment agreement, Dr. Cagnoni earns an annual base salary, which is subject to annual review and adjustment by the Compensation Committee. Currently, Dr. Cagnoni earns an annual base salary of $404,200. Dr. Cagnoni is also eligible to participate in the Company's performance-based cash bonus plan, pursuant to which he is eligible for an annual bonus award determined in accordance with the terms of the plan. Currently, Dr. Cagnoni's target bonus is set at 40% of his annual base salary.

        Pursuant to the amended and restated employment agreement, on the date Dr. Cagnoni started employment with the Company, he received a signing bonus of $50,000 less applicable employment tax withholdings and deductions. Upon satisfaction of certain milestones and pursuant to the amended and restated employment agreement, Dr. Cagnoni received an additional bonus of $50,000 less applicable employment tax withholdings and deductions on January 11, 2008.

        The amended and restated employment agreement with Dr. Cagnoni also provides that his employment with the Company is at-will and may be altered or terminated by either Dr. Cagnoni or the Company at any time. However, if the Company terminates Dr. Cagnoni's employment without just cause or if he resigns for good reason (other than in connection with a change-in-control of the Company), provided that Dr. Cagnoni executes a general release in favor of the Company, he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading "Potential Payments Upon Termination or Change-in-Control" beginning on page 54 of this proxy statement.

        The amended and restated employment agreement with Dr. Cagnoni further provides that if the Company (or any surviving or acquiring corporation) terminates Dr. Cagnoni's employment without just cause or if he resigns for good reason within one month prior to or 12 months following the effective date of a change-in-control of the Company, provided that Dr. Cagnoni executes a general release in favor of the Company (or any surviving or acquiring corporation), he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading "Potential Payments Upon Termination or Change-in-Control" beginning on page 54 of this proxy statement.

        Employment Agreement with Mr. Caruso

        On June 5, 2006, the Company entered into an employment agreement with Mr. Caruso in connection with his appointment to serve as the Company's Executive Vice President, Chief Commercial Officer. On December 13, 2007, the Company and Mr. Caruso entered into an amended and restated employment agreement to, among other things, bring the employment agreement into compliance with Section 409A of the Code and implement certain changes recommended by the Company's outside compensation consultant regarding Mr. Caruso's change-in-control severance benefits.

        Pursuant to the amended and restated employment agreement, Mr. Caruso earns an annual base salary, which is subject to annual review and adjustment by the Compensation Committee. Currently, Mr. Caruso earns an annual base salary of $398,600. Mr. Caruso is also eligible to participate in the Company's performance-based cash bonus plan, pursuant to which he is eligible for an annual bonus award determined in accordance with the terms of the plan. Currently, Mr. Caruso's target bonus is set at 40% of his annual base salary.

        The amended and restated employment agreement with Mr. Caruso also provides that his employment with the Company is at-will and may be altered or terminated by either Mr. Caruso or the Company at any time. However, if the Company terminates Mr. Caruso's employment without just cause or if he resigns for good reason (other than in connection with a change-in-control of the Company), provided that Mr. Caruso executes a general release in favor of the Company, he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading "Potential Payments Upon Termination or Change-in-Control" beginning on page 54 of this proxy statement.

        The amended and restated employment agreement with Mr. Caruso further provides that if the Company (or any surviving or acquiring corporation) terminates Mr. Caruso's employment without just cause or if he resigns for good reason within one month prior to or 12 months following the effective date of a change-in-control of the Company, provided that Mr. Caruso executes a general release in favor of the Company (or any surviving or acquiring corporation), he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading "Potential Payments Upon Termination or Change-in-Control" beginning on page 54 of this proxy statement.

        Employment Agreement with Mr. Graboyes

        On October 11, 2004, the Company entered into an employment agreement with Mr. Graboyes in connection with his appointment as Vice President, General Counsel. On December 13, 2007, the Company and Mr. Graboyes entered into an amended and restated employment agreement to, among other things, bring the employment agreement into compliance with Section 409A of the Code and implement certain changes recommended by the Company's outside compensation consultant regarding Mr. Graboyes' change-in-control severance benefits.

        Pursuant to the amended and restated employment agreement, Mr. Graboyes earns an annual base salary, , which is subject to annual review and adjustment by the Compensation Committee. Currently, Mr. Graboyes earns an annual base salary of $303,600. Mr. Graboyes is also eligible to participate in the Company's performance-based cash bonus plan, pursuant to which he is eligible for an annual bonus award determined in accordance with the terms of the plan. Currently, Mr. Graboyes' target bonus is set at 30% of his annual base salary.

        The amended and restated employment agreement with Mr. Graboyes also provides that his employment with the Company is at-will and may be altered or terminated by either Mr. Graboyes or the Company at any time. However, if the Company terminates Mr. Graboyes' employment without just cause or if he resigns for good reason (other than in connection with a change-in-control of the Company), provided that Mr. Graboyes executes a general release in favor of the Company, he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading "Potential Payments Upon Termination or Change-in-Control" beginning on page 54 of this proxy statement.

        The amended and restated employment agreement with Mr. Graboyes further provides that if the Company (or any surviving or acquiring corporation) terminates Mr. Graboyes' employment without just cause or if he resigns for good reason within one month prior to or 12 months following the effective date of a change-in-control, provided that Mr. Graboyes executes a general release in favor of the Company (or any surviving or acquiring corporation), he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading "Potential Payments Upon Termination or Change-in-Control" beginning on page 54 of this proxy statement.

        Severance and Change-in-Control Arrangements

        The Company has established a Severance Benefit Plan to provide for the payment of severance benefits to all full-time employees, including the named executive officers, who do not otherwise have separate employment agreements with the Company and whose employment is involuntarily terminated due to a change-in-control of the Company.

        The Change of Control Severance Benefit Schedule under the Severance Benefit Plan provides that if the Company terminates an eligible employee without just cause as part of a change-in-control of the Company, or if the eligible employee resigns for good reason within two months prior to or six months following the effective date of a change-in-control of the Company, the eligible employee will be entitled to receive a basic severance benefit of two weeks of base salary for each 12 months of employment with the Company, subject to a maximum total severance benefit of 52 weeks of base salary. In addition, if the eligible employee signs a general release agreement releasing the Company (or any successor corporation, as the case may be) from all claims known or unknown that the employee may have against the Company (or any successor corporation, as the case may be), the eligible employee will be entitled to receive: (a) an additional three weeks of base salary per $10,000 of annualized current base salary, subject to a maximum total severance benefit of 52 weeks base salary (including any basic severance benefits); (b) payment of premiums for the eligible employee's group health insurance COBRA continuation coverage after the date of termination for the same benefit period as the salary component of the Severance Benefit Plan; (c) outplacement assistance through an outside organization as a resource to aid in the eligible employee's career transition; and (d) full acceleration of vesting of any outstanding stock options and restricted stock issued to the eligible employee. Notwithstanding the foregoing, total severance payments to any eligible employee under the Severance Benefit Plan will not exceed two times such employee's annual compensation earned during the calendar year immediately preceding such employee's termination of employment (calculated on an annualized basis).

Potential Payments Upon Termination or Change-in-Control

        The following tables reflect the estimated potential payments upon termination or change-in-control of the Company that would be payable to each of the named executive officers. For purposes of calculating the potential payments set forth in the tables below, we have assumed that (i) the date of termination was December 31, 2007 and (ii) the stock price was $6.29, the closing market price of the Company's common stock on December 31, 2007, the last business day of the 2007 fiscal year.

        Paul L. Berns—President and Chief Executive Officer

        Under the terms of Mr. Berns' second amended and restated employment agreement, if the Company terminates Mr. Berns' employment for just cause or Mr. Berns resigns without good reason, Mr. Berns is entitled to the following: (i) any base salary and annual bonus earned but unpaid prior to the date of termination; (ii) all accrued but unused personal time; and (iii) any unreimbursed business expenses (collectively, the "Accrued Obligations"). Such amounts are to be paid within 30 days after the date of termination. Following such termination, Mr. Berns' then outstanding stock options and restricted stock will remain subject to the terms of their respective governing documents.

        Under the terms of Mr. Berns' second amended and restated employment agreement, if the Company terminates Mr. Berns' employment without just cause or Mr. Berns resigns with good reason (other than in connection with a change-in-control of the Company), provided that Mr. Berns executes a general release in favor of the Company at the election of the Company, Mr. Berns is entitled to the following: (i) payment of the Accrued Obligations within 30 days after the date of termination; (ii) an amount equal to his target bonus for the year in which the termination occurs, pro rated through the date of termination; (iii) an amount equal to 1.5 times his base salary then in effect, payable in monthly installments over the 18-month period following the date of termination; (iv) an amount equal to 1.5 times his annual bonus for the year preceding the year in which the termination occurs, payable in a lump sum within 30 days after the date of termination; (v) treatment of his then outstanding stock options and restricted stock in accordance with the terms of their respective governing documents; (vi) payment of premiums for his group health insurance COBRA continuation coverage for up to 12 months following the date of termination; and (vii) outplacement assistance for up to 12 months following the date of termination with an aggregate cost of up to $15,000. Except for the Accrued Obligations, the payments described above shall cease, and the Company shall have no further obligations to Mr. Berns with respect thereto, in the event that Mr. Berns breaches his confidentiality, non-compete or non-solicitation obligations under the second amended and restated employment agreement or the terms of his confidentiality and inventions assignment agreement with the Company. The Company's obligation to pay Mr. Berns' COBRA premiums ceases upon Mr. Berns' eligibility for comparable coverage provided by a new employer.

        Under the terms of Mr. Berns' second amended and restated employment agreement, if the Company (or any surviving or acquiring corporation) terminates Mr. Berns' employment without just cause or Mr. Berns resigns with good reason within one month prior to or two years following the effective date of a change-in-control of the Company, provided that Mr. Berns executes a general release in favor of the Company (or any surviving or acquiring corporation) at the election thereof, Mr. Berns is entitled to the following: (i) payment of the Accrued Obligations within 30 days after the date of termination; (ii) an amount equal to his target bonus for the year in which the termination occurs, pro rated through the date of termination; (iii) a lump-sum cash payment in an amount equal to (x) two times his highest annual base salary in effect during the 12 months prior to such termination, plus (y) two times his highest annualized bonus paid or payable in respect of the five years preceding the year in which the change-in-control occurs; (iv) immediate vesting of all outstanding stock options and restricted stock granted to Mr. Berns and the extension of the option exercise period for 24 months after the date of termination; (v) continued coverage for 18 months under all policies of medical, accident, disability and life insurance for Mr. Berns and his dependents; and (vi) outplacement assistance for up to 12 months following the date of termination with an aggregate cost of up to $15,000. In addition, Mr. Berns' second amended and restated employment agreement provides that, in certain circumstances, he will be entitled to a gross-up payment for payments that result in an excise tax imposed by Section 4999 of the Code.

        The following table reflects the estimated potential payments that would be payable to Mr. Berns upon a termination or change-in-control of the Company under the terms of his second amended and restated employment agreement. The amounts shown reflect only the additional payments or benefits that Mr. Berns would have received upon the occurrence of the respective triggering events listed below; they do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would have vested, absent the triggering event.

	Termination For Just Cause or Resignation Without Good Reason Termination	Termination Without Just Cause or Resignation With Good Reason Termination		Termination Without Just Cause or Resignation With Good Reason (in connection with a Change-in-Control)
Paul L. Berns
Cash Payments
Cash Severance	$—	$992,900	(1)	$1,404,000	(2)
Target Bonus for Year of Separation	$—	$236,400		$236,400
Long-Term Incentives
Stock Options (Unvested and Accelerated)	$—	$—		$1,240,300	(3)
Restricted Stock (Unvested and Accelerated)	$—	$—		$1,415,300	(4)
Benefits and Perquisites
Accrued Sick Leave	$27,100	$27,100		$27,100
Benefits Continuation	$—	$20,200		$31,900
Outplacement Assistance	$—	$15,000		$15,000
Excise Tax Gross-Up (Estimated)	$—	$—		$761,400
Total Payments Upon Termination	$27,100	$1,291,600		$5,131,400

(1)
Amount represents (i) 1.5 times base salary then in effect, payable in monthly installments over the 18-month period following the date of termination, plus (ii) 1.5 times the annual bonus for the year preceding the year in which the termination occurs, payable in a lump sum within 30 days after the date of termination.

(2)
Amount represents a lump sum payment equal to (i) two times base salary, plus (ii) two times highest annualized bonus, paid or payable, in respect of the five fiscal years preceding the year of termination.

(3)
Amount represents the in-the-money value of unvested stock options as of December 31, 2007, using the closing market price of the Company's common stock on December 31, 2007. The number of shares underlying such stock options and the exercise price thereof are reflected in the columns entitled "Number of Securities Underlying Unexercised Options—Unexercisable" and "Option Exercise Price," respectively, in the Outstanding Equity Awards at Fiscal Year End table set forth on page 49 of this proxy statement.

(4)
Amount represents the in-the-money value of unvested restricted stock as of December 31, 2007, using the closing market price of the Company's common stock on December 31, 2007. The number of shares of restricted stock are reflected in the column entitled "Number of Shares or Units of Stock that Have Not Vested" in the Outstanding Equity Awards at Fiscal Year End table set forth on page 49 of this proxy statement.

        Pablo J. Cagnoni—Senior Vice President, Chief Medical Officer

        Under the terms of Dr. Cagnoni's amended and restated employment agreement, if the Company terminates Dr. Cagnoni's employment for just cause or Dr. Cagnoni resigns without good reason, Dr. Cagnoni is entitled to the following: (i) any salary earned but unpaid prior to the date of termination; (ii) all accrued but unused vacation; and (iii) any unreimbursed business expenses.

        Under the terms of Dr. Cagnoni's amended and restated employment agreement, if the Company terminates Dr. Cagnoni's employment without just cause or Dr. Cagnoni resigns with good reason (other than in connection with a change-in-control of the Company), provided that Dr. Cagnoni executes a general release in favor of the Company, Dr. Cagnoni is entitled to the following: (i) continuation of Dr. Cagnoni's then current base salary for a period of 12 months following the date of termination, paid on the same basis and at the same time as previously paid; (ii) payment of any accrued but unused vacation and sick leave; and (iii) payment of premiums for his group health insurance COBRA continuation coverage for up to 12 months following the date of termination. The

Company's obligation to pay Dr. Cagnoni's COBRA premiums ceases upon Dr. Cagnoni's eligibility for comparable coverage provided by a new employer. Except for the payment of any accrued but unused vacation and sick leave, the payments described above shall cease, and the Company shall have no further obligations to Dr. Cagnoni with respect thereto, in the event that Dr. Cagnoni breaches the confidentiality, non-compete or non-solicitation provisions under his confidentiality and inventions assignment agreement with the Company.

        Under the terms of Dr. Cagnoni's amended and restated employment agreement, if the Company (or any surviving or acquiring corporation) terminates Dr. Cagnoni's employment without just cause or Dr. Cagnoni resigns with good reason within one month prior to or 12 months following the effective date of a change-in-control of the Company, provided that Dr. Cagnoni executes a general release in favor of the Company, Dr. Cagnoni is entitled to the following: (i) a lump-sum cash payment in an amount equal to (A) 1.5 times Dr. Cagnoni's annual base salary then in effect, plus (B) 1.5 times the greater of (1) Dr. Cagnoni's annualized target bonus award for the year in which Dr. Cagnoni's employment terminates or (2) the annual bonus amount paid to Dr. Cagnoni in the immediately prior year; (ii) payment of any accrued but unused vacation and sick leave; (iii) payment of Dr. Cagnoni's target bonus award for the year in which Dr. Cagnoni's employment terminates, prorated through the date of termination; (iv) payment of premiums for his group health insurance COBRA continuation coverage for up to 18 months following the date of termination; (v) outplacement assistance for up to nine months following the date of termination with an aggregate cost of up to $11,250; and (vi) immediate vesting of all outstanding stock options and restricted stock granted to Dr. Cagnoni and the extension of the option exercise period for 12 months after the date of termination. The Company's obligation to pay Dr. Cagnoni's COBRA premiums ceases upon Dr. Cagnoni's eligibility for comparable coverage provided by a new employer. Certain of the payments described above shall cease, and the Company shall have no further obligations to Dr. Cagnoni with respect thereto, in the event that Dr. Cagnoni breaches the confidentiality, non-compete or non-solicitation provisions under his confidentiality and inventions assignment agreement with the Company. In addition, Dr. Cagnoni's amended and restated employment agreement provides that, in certain circumstances, he will be entitled to a gross-up payment for payments that result in an excise tax imposed by Section 4999 of the Code.

        The following table reflects the estimated potential payments that would be payable to Dr. Cagnoni upon a termination or change-in-control of the Company under the terms of his amended and restated employment agreement. The amounts shown reflect only the additional payments or benefits that Dr. Cagnoni would have received upon the occurrence of the respective triggering events listed below; they do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would have vested, absent the triggering event.

	Termination For Just Cause or Resignation Without Good Reason Termination	Termination Without Just Cause or Resignation With Good Reason Termination	Termination Without Just Cause or Resignation With Good Reason (in connection with a Change-in-Control)
Pablo J. Cagnoni
Cash Payments
Cash Severance	$—	$385,000	$779,600
Target Bonus for Year of Separation	$—	$—	$106,200
Long-Term Incentives
Stock Options (Unvested and Accelerated)	$—	$—	$36,000	(1)
Restricted Stock (Unvested and Accelerated)	$—	$—	$471,800	(2)
Benefits and Perquisites
Accrued Sick Leave	$—	$9,600	$9,600
Benefits Continuation	$—	$20,200	$30,300
Outplacement Assistance	$—	$—	$11,250
Excise Tax Gross-Up (Estimated)	$—	$—	$—
Total Payments Upon Termination	$—	$414,800	$1,444,750

(1)
Amount represents the in-the-money value of unvested stock options as of December 31, 2007, using the closing market price of the Company's common stock on December 31, 2007. The number of shares underlying such stock options and the exercise price thereof are reflected in the columns entitled "Number of Securities Underlying Unexercised Options—Unexercisable" and "Option Exercise Price," respectively, in the Outstanding Equity Awards at Fiscal Year End table set forth on page 49 of this proxy statement.

(2)
Amount represents the in-the-money value of unvested restricted stock as of December 31, 2007, using the closing market price of the Company's common stock on December 31, 2007. The number of shares of restricted stock are reflected in the column entitled "Number of Shares or Units of Stock that Have Not Vested" in the Outstanding Equity Awards at Fiscal Year End table set forth on page 49 of this proxy statement.

        James V. Caruso—Executive Vice President, Chief Commercial Officer

        Under the terms of Mr. Caruso's amended and restated employment agreement, if the Company terminates Mr. Caruso's employment for just cause or Mr. Caruso resigns without good reason, Mr. Caruso is entitled to the following: (i) any salary earned but unpaid prior to the date of termination; (ii) all accrued but unused vacation; and (iii) any unreimbursed business expenses.

        Under the terms of Mr. Caruso's amended and restated employment agreement, if the Company terminates Mr. Caruso's employment without just cause or Mr. Caruso resigns with good reason (other than in connection with a change-in-control of the Company), provided that Mr. Caruso executes a general release in favor of the Company, Mr. Caruso is entitled to the following: (i) continuation of Mr. Caruso's then current base salary for a period of 12 months following the date of termination, paid on the same basis and at the same time as previously paid; (ii) payment of any accrued but unused vacation and sick leave; and (iii) payment of premiums for his group health insurance COBRA continuation coverage for up to 12 months following the date of termination. The Company's obligation to pay Mr. Caruso's COBRA premiums ceases upon Mr. Caruso's eligibility for comparable coverage provided by a new employer. Except for the payment of any accrued but unused vacation and sick leave, the payments described above shall cease, and the Company shall have no further obligations to Mr. Caruso with respect thereto, in the event that Mr. Caruso breaches the confidentiality, non-compete or non-solicitation provisions under his confidentiality and inventions assignment agreement with the Company.

        Under the terms of Mr. Caruso's amended and restated employment agreement, if the Company (or any surviving or acquiring corporation) terminates Mr. Caruso's employment without just cause or Mr. Caruso resigns with good reason within one month prior to or 12 months following the effective date of a change-in-control of the Company, provided that Mr. Caruso executes a general release in favor of the Company, Mr. Caruso is entitled to the following: (i) a lump-sum cash payment in an amount equal to (A) 1.5 times Mr. Caruso's annual base salary then in effect, plus (B) 1.5 times the greater of (1) Mr. Caruso's annualized target bonus award for the year in which Mr. Caruso's employment terminates or (2) the annual bonus amount paid to Mr. Caruso in the immediately prior year; (ii) payment of any accrued but unused vacation and sick leave; (iii) payment of Mr. Caruso's target bonus award for the year in which Mr. Caruso's employment terminates, prorated through the date of termination; (iv) payment of premiums for his group health insurance COBRA continuation coverage for up to 18 months following the date of termination; (v) outplacement assistance for up to nine months following the date of termination with an aggregate cost of up to $11,250; and (vi) immediate vesting of all outstanding stock options and restricted stock granted to Mr. Caruso and the extension of the option exercise period for 12 months after the date of termination. The Company's obligation to pay Mr. Caruso's COBRA premiums ceases upon Mr. Caruso's eligibility for comparable coverage provided by a new employer. Certain of the payments described above shall cease, and the Company shall have no further obligations to Mr. Caruso with respect thereto, in the event that Mr. Caruso breaches the confidentiality, non-compete or non-solicitation provisions under his confidentiality and inventions assignment agreement with the Company. In addition, Mr. Caruso's amended and restated employment agreement provides that, in certain circumstances, he will be entitled to a gross-up payment for payments that result in an excise tax imposed by Section 4999 of the Code.

        The following table reflects the estimated potential payments that would be payable to Mr. Caruso upon a termination or change-in-control of the Company under the terms of his amended and restated employment agreement. The amounts shown reflect only the additional payments or benefits that Mr. Caruso would have received upon the occurrence of the respective triggering events listed below;

they do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would have vested, absent the triggering event.

	Termination For Just Cause or Resignation Without Good Reason Termination	Termination Without Just Cause or Resignation With Good Reason Termination	Termination Without Just Cause or Resignation With Good Reason (in connection with a Change-in-Control)
James V. Caruso
Cash Payments
Cash Severance	$—	$379,600	$768,700
Target Bonus for Year of Separation	$—	$—	$132,100
Long-Term Incentives
Stock Options (Unvested and Accelerated)	$—	$—	$691,300	(1)
Restricted Stock (Unvested and Accelerated)	$—	$—	$518,900	(2)
Benefits and Perquisites
Accrued Sick Leave	$—	$18,400	$18,400
Benefits Continuation	$—	$20,200	$30,300
Outplacement Assistance	$—	$—	$11,250
Excise Tax Gross-Up (Estimated)	$—	$—	$—
Total Payments Upon Termination	$—	$418,200	$2,170,950

(1)
Amount represents the in-the-money value of unvested stock options as of December 31, 2007, using the closing market price of the Company's common stock on December 31, 2007. The number of shares underlying such stock options and the exercise price thereof are reflected in the columns entitled "Number of Securities Underlying Unexercised Options—Unexercisable" and "Option Exercise Price," respectively, in the Outstanding Equity Awards at Fiscal Year End table set forth on page 49 of this proxy statement.

(2)
Amount represents the in-the-money value of unvested restricted stock as of December 31, 2007, using the closing market price of the Company's common stock on December 31, 2007. The number of shares of restricted stock are reflected in the column entitled "Number of Shares or Units of Stock that Have Not Vested" in the Outstanding Equity Awards at Fiscal Year End table set forth on page 49 of this proxy statement.

        Marc H. Graboyes—Senior Vice President, General Counsel and Secretary

        Under the terms of Mr. Graboyes' amended and restated employment agreement, if the Company terminates Mr. Graboyes' employment for just cause or Mr. Graboyes resigns without good reason, Mr. Graboyes is entitled to the following: (i) any base salary earned but unpaid prior to the date of termination; (ii) all accrued but unused vacation; and (iii) any unreimbursed business expenses.

        Under the terms of Mr. Graboyes' amended and restated employment agreement, if the Company terminates Mr. Graboyes' employment without just cause or Mr. Graboyes resigns with good reason (other than in connection with a change-in-control of the Company), provided that Mr. Graboyes executes a general release in favor of the Company, Mr. Graboyes is entitled to the following: (i) continuation of Mr. Graboyes' then current base salary for a period of six months following the date of termination, paid on the same basis and at the same time as previously paid; (ii) payment of any accrued but unused vacation and sick leave; and (iii) payment of premiums for his group health insurance COBRA continuation coverage for up to six months following the date of termination. The Company's obligation to pay Mr. Graboyes' COBRA premiums ceases upon Mr. Graboyes' eligibility for comparable coverage provided by a new employer. Except for the payment of any accrued but unused vacation and sick leave, the payments described above shall cease, and the Company shall have no further obligations to Mr. Graboyes with respect thereto, in the event that Mr. Graboyes breaches the confidentiality, non-compete or non-solicitation provisions under his confidentiality and inventions assignment agreement with the Company.

        Under the terms of Mr. Graboyes' amended and restated employment agreement, if the Company (or any surviving or acquiring corporation) terminates Mr. Graboyes' employment without just cause or Mr. Graboyes resigns with good reason within one month prior to or 12 months following the effective date of a change-in-control of the Company, provided that Mr. Graboyes executes a general release in favor of the Company, Mr. Graboyes is entitled to the following: (i) a lump-sum cash payment in an amount equal to (A) Mr. Graboyes' annual base salary then in effect, plus (B) the greater of (1) Mr. Graboyes' annualized target bonus award for the year in which Mr. Graboyes' employment terminates or (2) the annual bonus amount paid to Mr. Graboyes in the immediately prior year; (ii) payment of any accrued but unused vacation and sick leave; (iii) payment of Mr. Graboyes' target bonus award for the year in which Mr. Graboyes' employment terminates, prorated through the date of termination; (iv) payment of premiums for his group health insurance COBRA continuation coverage for up to 12 months following the date of termination; (v) outplacement assistance for up to six months following the date of termination with an aggregate cost of up to $7,500; and (vi) immediate vesting of all outstanding stock options and restricted stock granted to Mr. Graboyes and the extension of the option exercise period for 12 months after the date of termination. The Company's obligation to pay Mr. Graboyes' COBRA premiums ceases upon Mr. Graboyes' eligibility for comparable coverage provided by a new employer. Certain of the payments described above shall cease, and the Company shall have no further obligations to Mr. Graboyes with respect thereto, in the event that Mr. Graboyes breaches the confidentiality, non-compete or non-solicitation provisions under his confidentiality and inventions assignment agreement with the Company.

        The following table reflects the estimated potential payments that would be payable to Mr. Graboyes upon a termination or change-in-control of the Company under the terms of his amended and restated employment agreement. The amounts shown reflect only the additional payments or benefits that Mr. Graboyes would have received upon the occurrence of the respective triggering events listed below; they do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would have vested absent the triggering event.

	Termination For Just Cause or Resignation Without Good Reason Termination	Termination Without Just Cause or Resignation With Good Reason Termination	Termination Without Just Cause or Resignation With Good Reason (in connection with a Change-in-Control)
Marc H. Graboyes
Cash Payments
Cash Severance	$—	$127,700	$332,100
Target Bonus for Year of Separation	$—	$—	$63,100
Long-Term Incentives
Stock Options (Unvested and Accelerated)	$—	$—	$289,900	(1)
Restricted Stock (Unvested and Accelerated)	$—	$—	$—
Benefits and Perquisites
Accrued Sick Leave	$—	$15,700	$15,700
Benefits Continuation	$—	$10,100	$20,200
Outplacement Assistance	$—	$—	$7,500
Total Payments Upon Termination	$—	$153,500	$728,500

(1)
Amount represents the in-the-money value of unvested stock options as of December 31, 2007, using the closing market price of the Company's common stock on December 31, 2007. The number of shares underlying such stock options and the exercise price thereof are reflected in the columns entitled "Number of Securities Underlying Unexercised Options—Unexercisable" and "Option Exercise Price," respectively, in the Outstanding Equity Awards at Fiscal Year End table set forth on page 49 of this proxy statement.

        David C. Clark—Vice President, Finance, Treasurer and Assistant Secretary

        Mr. Clark is not party to an employment agreement with the Company. Accordingly, his entitlement to any termination payment or payments upon a change-in-control of the Company is subject to and pursuant to the Company's Severance Benefit Plan and the Change of Control Severance Benefit Schedule thereto.

        Under the terms of the Change of Control Severance Benefit Schedule, if the Company terminates Mr. Clark's employment without just cause in connection with a change-in-control of the Company or Mr. Clark resigns for good reason within two months prior to or six months following the effective date of a change-in-control of the Company, provided that Mr. Clark executes a general release in favor of the Company, Mr. Clark is entitled to receive the following: (i) any base salary earned but unpaid prior to the date of termination; (ii) all accrued but unused vacation; (iii) any unreimbursed business expenses; (iv) 52 weeks base pay (based upon two weeks base pay for each 12 months of continuous service and an additional three weeks base pay per $10,000 of base salary up to a maximum of 52 weeks base pay); (v) payment of premiums for his group health insurance COBRA continuation coverage for the same duration as to which he is entitled to base pay; and (vi) immediate vesting of all outstanding options and restricted stock granted to him. In addition, Mr. Clark is eligible to participate in an outplacement assistance program to be selected by the Company. The Company's obligation to pay Mr. Clark's COBRA premiums ceases upon Mr. Clark's eligibility for comparable coverage provided by a new employer. The amount of the foregoing benefits are capped at two times Mr. Clark's annual compensation earned during the calendar year immediately preceding his termination of employment (calculated on an annualized basis).

        The following table reflects the estimated potential payments that would be payable to Mr. Clark upon a termination or change-in-control of the Company under the Company's Severance Benefit Plan and the Change of Control Severance Benefit Schedule thereto. The amounts shown reflect only the additional payments or benefits that Mr. Clark would have received upon the occurrence of the respective triggering events listed below; they do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would have vested absent the triggering event.

	Termination For Just Cause or Resignation Without Good Reason Termination	Termination Without Just Cause or Resignation With Good Reason Termination	Termination Without Just Cause or Resignation With Good Reason (in connection with a Change-in-Control)
David C. Clark
Cash Payments
Cash Severance	$—	$—	$185,500
Target Bonus for Year of Separation	$—	$—	$—
Long-Term Incentives
Stock Options (Unvested and Accelerated)	$—	$—	$153,100	(1)
Restricted Stock (Unvested and Accelerated)	$—	$—	$—
Benefits and Perquisites
Accrued Sick Leave	$—	$—	$—
Benefits Continuation	$—	$—	$20,200
Outplacement Assistance	$—		$—
Total Payments Upon Termination	$—	$—	$358,800

(1)
Amount represents the in-the-money value of unvested stock options as of December 31, 2007, using the closing market price of the Company's common stock on December 31, 2007. The number of shares underlying such stock options and the exercise price thereof are reflected in the columns entitled "Number of Securities Underlying Unexercised Options—Unexercisable" and "Option Exercise Price," respectively, in the Outstanding Equity Awards at Fiscal Year End table set forth on page 49 of this proxy statement.

        Director Compensation

        The following table shows certain information with respect to the compensation of all non-employee directors of the Company for the fiscal year ended December 31, 2007:

Director Compensation for Fiscal 2007

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Stephen J. Hoffman(2)	75,000	137,100	212,100
Michael D. Casey(3)	57,800	53,900	111,700
Stewart Hen(4)	43,000	58,300	101,300
Jonathan Leff(5)	44,000	58,300	102,300
Timothy Lynch(6)	61,800	61,900	123,700
William Ringo(7)	46,200	94,900	141,100
Jeffrey Latts(8)	29,500	44,100	73,600
Mark G. Edwards(9)	19,800	15,300	35,100

    (1)
    The amounts shown in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year for stock options granted to the non-employee directors, as determined in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions used to calculate these amounts, see Note 4 to the Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007. These amounts reflect the Company's accounting expense for these awards, and do not correspond to the actual value that will be recognized by the non-employee directors.

    (2)
    Grant date fair value of 50,000 options granted in 2007: $145,200. Total number of shares subject to stock options outstanding at December 31, 2007: 571,886.

    (3)
    Grant date fair value of 20,000 options granted in 2007: $58,100. Total number of shares subject to stock options outstanding at December 31, 2007: 100,000.

    (4)
    Grant date fair value of 20,000 options granted in 2007: $58,100. Total number of shares subject to stock options outstanding at December 31, 2007: 60,000.

    (5)
    Grant date fair value of 20,000 options granted in 2007: $58,100. Total number of shares subject to stock options outstanding at December 31, 2007: 60,000.

    (6)
    Grant date fair value of 20,000 options granted in 2007: $58,100. Total number of shares subject to stock options outstanding at December 31, 2007: 65,000.

    (7)
    Grant date fair value of 45,000 options granted in 2007: $132,000. Total number of shares subject to stock options outstanding at December 31, 2007: 45,000.

    (8)
    Grant date fair value of 25,000 options granted in 2007: $83,500. Total number of shares subject to stock options outstanding at December 31, 2007: 25,000.

    (9)
    There were no options granted in 2007. There were no stock options outstanding at December 31, 2007.

        Cash Compensation

        Effective as of the Company's 2007 Annual Meeting of Stockholders, the Board of Directors approved the following compensation arrangements for the Company's non-employee directors. Each non-employee director of the Company receives an annual retainer of $40,000, except that the Chairman of the Board receives an annual retainer of $80,000. Each non-employee director that serves as Chairman of the Audit Committee, Chairman of the Compensation Committee or Chairman of the Nominating and Corporate Governance Committee also receives an additional annual retainer of $12,500, $12,500 and $7,500, respectively. Each non-employee director who serves on a committee of the Board receives an additional retainer of $5,000. Annual retainers are paid in equal quarterly installments on the first day of each calendar quarter.

        In addition, each non-employee director, including the Chairman of the Board, is reimbursed for all reasonable out-of-pocket expenses incurred by such director in connection with attending any regular or special meeting of the Board or any regular or special meeting of any committee of the Board.

        Stock Options

        The Company grants stock options to its non-employee directors under a stock option grant program for non-employee directors (the "Directors' Program") administered under the 2000 Plan. If the stockholders of the Company approve the 2008 Plan, thereafter the Directors' Program will be administered under the 2008 Plan.

        Under the Directors' Program, each person who becomes a non-employee director of the Company is automatically granted a non-qualified stock option to purchase 25,000 shares of common stock on the date of his or her initial election, except that any person who becomes the Company's Chairman of the Board (other than an employee of the Company) is automatically granted a nonqualified stock option to purchase 50,000 shares of common stock on the date of his or her initial election (each, an "Initial Grant"). Initial Grants vest in equal installments on each of the first, second and third anniversaries of the date of grant, assuming continued service as a director during such period.

        In addition, under the Directors' Program, each non-employee director is automatically granted a non-qualified stock option to purchase 20,000 shares of common stock immediately following each year's annual meeting of stockholders, except that the Chairman of the Board is automatically granted a non-qualified stock option to purchase 50,000 shares of common stock immediately following each year's annual meeting of stockholders (each, an "Annual Grant"). Annual Grants fully vest on the date of the next year's annual meeting of stockholders, assuming continued service as a director during such period. However, any non-employee director who received an Initial Grant within three months prior to an annual meeting is not eligible to receive an Annual Grant until the second annual meeting after his or her Initial Grant.

        All stock options granted under the Directors' Program have a term of 10 years and an exercise price equal to the closing price of a share of the Company's common stock on the date of grant. During the fiscal year ended December 31, 2007, Mr. Edwards, who resigned as a director of the Company effective June 19, 2007, exercised options awarded under the Directors' Program to purchase 60,000 shares of the Company's common stock. As of March 15, 2008, no other stock options had been exercised under the Directors' Plan.

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

        Related-person transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors and executive officers or their immediate family members. Under its charter, the Audit Committee is charged with the responsibility of reviewing and approving all related-person transactions as required by Nasdaq rules. To assist in identifying such transactions for fiscal year 2007, the Company distributed questionnaires to directors, officers and beneficial owners of more than 5% of any class of the Company's common stock.

        Current SEC rules define a related-person transaction to include any transaction, arrangement or relationship in which the Company is a participant and in which any of the following persons has or will have a direct or indirect interest:

  •
  an executive officer, director or director nominee of the Company;

  •
  any person who is known to be the beneficial owner of more than 5% of the Company's common stock;

  •
  any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of the Company's common stock; or

  •
  any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any of the foregoing persons, has a 5% or greater beneficial ownership interest.

        Although the Company does not have a formal policy in regards to related-person transactions, the Audit Committee may consider the following factors when deciding whether to approve a related-person transaction:

  •
  the nature of the related person's interest in the transaction;

  •
  the material terms of the transaction, including, without limitation, the amount and type of the transaction;

  •
  the importance of the transaction to the related person;

  •
  whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

  •
  any other matters deemed appropriate.

Certain Related-Person Transactions

        Separation Agreement with David A. Delong

        In February 2007, the Company entered into a separation agreement with David A. DeLong pursuant to which his employment as Vice President, Marketing and Sales of the Company was terminated effective February 16, 2007. Pursuant to the separation agreement, Mr. DeLong signed a general release in favor of the Company and received: (a) a one time lump sum payment of $131,500 (which equaled six months of his base salary in effect as of his separation date) paid on August 17, 2007; (b) payment of premiums for Mr. DeLong's group health insurance COBRA continuation coverage for up to six months from his date of separation totaling $9,100; (c) payment of his 2006 bonus in the amount of $59,200; and (d) payment of any accrued but unused vacation and sick leave totaling $26,800. The separation agreement imposes on Mr. DeLong certain confidentiality obligations and superseded and replaced Mr. DeLong's employment agreement with the Company.

        Severance Arrangements

        The Company has established a Severance Benefit Plan to provide for the payment of severance benefits to all full-time employees, including executive officers, who do not otherwise have separate employment agreements with the Company and whose employment is involuntarily terminated due to a change-in-control event. The Severance Benefit Plan is described above in the section entitled "Employment, Severance and Change-in-Control Agreements."

        Indemnity Agreements

        The Company has entered into indemnity agreements with its directors and certain of its executive officers, which provide, among other things, that the Company will indemnify such director or executive officer, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company's Bylaws.

        Securities Purchase by Baker Brothers Life Sciences, L.P.

        On February 2, 2007, the Company closed an underwritten offering of 9,000,000 shares of common stock, of which Baker Brothers Life Sciences, L.P. and certain other affiliated funds (collectively "Baker") purchased 3,300,000 shares, at a price per share of $6.00, for aggregate gross proceeds of approximately $54.0 million. In connection with its purchase of shares in the February 2007 offering, Baker entered into a standstill agreement with us agreeing not to pursue certain activities the purpose or effect of which might be to change or influence the control of the Company. Prior to the offering, Baker beneficially owned in excess of 5% of the Company's outstanding common stock.

        The Company amended its stockholder rights plan in connection with the offering to provide that Baker and its affiliates will be exempt from the stockholder rights plan, unless Baker becomes, without the prior consent of the Company's Board of Directors, the beneficial owner of more than 20% of the Company's common stock.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Allos stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent.

        If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker or the Company. We will promptly deliver a separate copy of the proxy statement and annual report at no charge to any stockholder who sends a written request to Allos Therapeutics, Inc., Attention: Vice President, Investor Relations, 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020, or calls Derek Cole, Vice President, Investor Relations at 303-426-6262, and requests a separate copy. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/S/ MARC H. GRABOYES

Marc H. Graboyes Secretary

April 29, 2008

A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2007 is available without charge upon written request to Allos Therapeutics, Inc., Attn: Vice President, Investor Relations, 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020. The Company's SEC filings are also available at the SEC's web site at http://www.sec.gov.

Annex A

ALLOS THERAPEUTICS, INC.
2008 EQUITY INCENTIVE PLAN

APPROVED BY THE BOARD: APRIL 24, 2008
APPROVED BY THE STOCKHOLDERS:
TERMINATION DATE: APRIL 24, 2018

1.     GENERAL.

        (a)   Definitions. Capitalized terms used in the Plan are defined in Section 13.

        (b)   Successor and Continuation of Prior Plans.    The Plan is intended as the successor to and continuation of the Company's 2006 Inducement Award Plan, 2002 Broad Based Equity Incentive Plan and 2000 Stock Incentive Compensation Plan (the "Prior Plans"). Following the Effective Date, no additional stock awards shall be granted under the Prior Plans. On the Effective Date, all outstanding stock awards granted under the Prior Plans shall be deemed to be Stock Awards granted pursuant to the Plan (including, without limitation, for purposes of Section 3 hereunder), but shall remain subject to the terms of the Prior Plans with respect to which they were originally granted. All Stock Awards granted subsequent to the Effective Date shall be subject to the terms of this Plan.

        (c)   Eligible Stock Award Recipients.    The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

        (d)   Available Stock Awards.    The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, and (vii) Other Stock Awards.

        (e)   Purpose.    The Company's compensation program is designed to attract, retain and motivate talented employees to achieve the Company's business objectives and create long-term stockholder value. As part of the compensation program, the Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards as set forth in Section 1(c), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.     ADMINISTRATION.

        (a)   Administration by Board.    The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

        (b)   Powers of Board.    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i)  To determine from time to time (A) which of the persons eligible under the Plan shall be granted Stock Awards; (B) when and how each Stock Award shall be granted; (C) what type or combination of types of Stock Award shall be granted; (D) the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; and (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

           (ii)  To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award

  Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Stock Award fully effective.

         (iii)  To settle all controversies regarding the Plan and Stock Awards granted under it.

          (iv)  To accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

           (v)  To effect, at any time and from time to time, with the consent of any adversely affected Participant, (1) the reduction of the exercise price of any outstanding Option or the strike price of any outstanding Stock Appreciation Right; (2) the cancellation of any outstanding Option or Stock Appreciation Right and the grant in substitution therefor of (a) a new Option or Stock Appreciation Right under the Plan or another equity plan of the Company covering the same or different number of shares of Common Stock, (b) a Restricted Stock Award, (c) a Restricted Stock Unit Award, (d) an Other Stock Award, (e) cash, and/or (f) other valuable consideration as determined by the Board in its sole discretion; or (3) any other action that is treated as a repricing under generally accepted accounting principles. Notwithstanding the foregoing, the Board may not take any of the foregoing actions without the prior approval of the Company's stockholders.

          (vi)  To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

         (vii)  To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Stock Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive Stock Awards under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of Stock Awards available for issuance under the Plan, but in each of (i) through (v) only to the extent required by applicable law or listing requirements. Except as provided above, rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

        (viii)  To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (i) Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (ii) Section 422 of the Code regarding Incentive Stock Options, or (iii) Rule 16b-3.

          (ix)  To approve forms of Stock Award Agreements for use under the Plan and to amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the

  Board may amend the terms of any one or more Stock Awards without the affected Participant's consent if necessary to maintain the qualified status of the Stock Award as an Incentive Stock Option or to bring the Stock Award into compliance with Section 409A of the Code and the related guidance thereunder.

           (x)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Stock Awards.

          (xi)  To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

        (c)   Delegation to Committee.

            (i)  General.    The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

           (ii)  Section 162(m) and Rule 16b-3 Compliance.    In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee who need not be Outside Directors the authority to grant Stock Awards to eligible persons who are either (I) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (II) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) delegate to a Committee who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

        (d)   Delegation to Officers.    The Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Options (and, to the extent permitted by Delaware law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officers and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 2(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 13(u)(iii) below.

        (e)   Effect of Board's Decision.    All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.     SHARES SUBJECT TO THE PLAN.

        (a)   Share Reserve.    Subject to the provisions of Sections 1(b) and 9(a) hereof, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards under the Plan shall not exceed (i) twelve million seven hundred fifty-three thousand four hundred ninety-three (12,753,493) shares (which consists of (A) one million two hundred sixty thousand seven hundred ninety shares (1,260,790) shares remaining available for issuance under the Prior Plans as of April 15, 2008, plus (B) seven million four hundred twenty three thousand forty-seven (7,423,047) shares subject to outstanding stock awards granted under the Prior Plans as of April 15, 2008, plus (C) an additional four million two hundred thousand (4,200,000) new shares reserved for issuance under the Plan), minus (ii) the number of shares that are issued pursuant to stock awards under the Prior Plans between April 15, 2008 and the Effective Date that are not subject to cancellation, forfeiture or repurchase by the Company and are not otherwise subject to reversion to the share reserves under such Prior Plans, provided that (1) all stock awards granted pursuant to the Prior Plans between April 15, 2008 and the Effective Date, other than stock options and stock appreciation rights granted with an exercise price of at least 100% of such stock award's fair market value on the date of grant, will reduce the number of shares available for issuance under the Plan by 1.35 shares per share granted pursuant to the stock award, and (2) all Stock Awards granted pursuant to the Plan on or after the Effective Date, other than Options and Stock Appreciation Rights granted with an exercise price of at least 100% of such Stock Award's fair market value on the date of grant, will reduce the number of shares available for issuance under the Plan by 1.35 shares per share granted pursuant to the Stock Award. Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 and such issuance shall not reduce the number of shares available for issuance under the Plan.

        (b)   Reversion of Shares to the Share Reserve.    If any (i) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (ii) shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares, (iii) Stock Award is settled in cash, or (iv) shares of Common Stock are cancelled in accordance with the cancellation and regrant provisions of Section 2(b)(v), then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. However, if any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., "net exercised") or an appreciation distribution in respect of a Stock Appreciation right is paid in shares of Common Stock, the number of shares subject to the Stock Award that are not delivered to the Participant shall be counted as shares granted under the Plan and shall not be available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan. Any share of Common Stock that (1) reverts to and again becomes available for issuance under the Plan pursuant to clauses (i) through (iv) of the first sentence of this Section 3(b) and (2) prior to such reversion was granted pursuant to a Stock Award that reduced the number of shares available for issuance under the Plan by 1.35 shares per share granted pursuant to such Stock Award, shall cause the number of shares of Common Stock available for issuance under the Plan to increase by 1.35 shares upon such reversion. Further, any share of Common Stock that (A) reverts to and again becomes available for issuance under any of the Prior Plans between April 15, 2008 and the Effective Date and (B) prior to such reversion was granted pursuant to a stock award made under any of the Prior Plans between April 15, 2008 and the Effective Date that reduced the number of shares available for issuance under the Plan by 1.35 shares per share granted pursuant to such stock award, shall cause the number of shares of Common Stock available for issuance under the Plan to increase by 1.35 shares upon such reversion.

        (c)   Incentive Stock Option Limit.    Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall not exceed ten million (10,000,000) shares.

        (d)   Source of Shares.    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.     ELIGIBILITY.

        (a)   Eligibility for Specific Stock Awards.    Incentive Stock Options may be granted only to employees of the Company or a "parent corporation" or "subsidiary corporation" thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

        (b)   Ten Percent Stockholders.    A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

        (c)   Section 162(m) Limitation.    Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than two million five hundred thousand (2,500,000) shares of Common Stock.

        (d)   Consultants.    A Consultant shall be eligible for the grant of a Stock Award only if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is available to register either the offer or the sale of the Company's securities to such Consultant.

5.     OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall conform to (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

        (a)   Term.    Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.

        (b)   Exercise Price.    Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code (whether or not such options are Incentive Stock Options).

        (c)   Consideration.    The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 5(c) are:

            (i)  by cash, check, bank draft or money order payable to the Company;

           (ii)  pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

         (iii)  by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

          (iv)  by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the "net exercise," (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

           (v)  in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

        (d)   Transferability of Options.    The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

            (i)  Restrictions on Transfer.    An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner that is not prohibited by applicable tax and securities laws upon the Optionholder's request; provided, further, except as explicitly set forth in this Section 5(d), in no instance shall the Board permit transfer of an option for consideration.

           (ii)  Domestic Relations Orders.    Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

         (iii)  Beneficiary Designation.    Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. In the absence of such a designation, the executor or administrator of the Optionholder's estate shall be entitled to exercise the Option.

        (e)   Vesting of Options Generally.    The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 5(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

        (f)    Termination of Continuous Service.    In the event that an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

        (g)   Extension of Termination Date.    An Optionholder's Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

        (h)   Disability of Optionholder.    In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

        (i)    Death of Optionholder.    In the event that (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder's death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

        (j)    Non-Exempt Employees.    No Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

6.     PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

        (a)   Restricted Stock Awards.    Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company's Bylaws, at the Board's election, shares of Common Stock may be (x) held in book entry form (subject to the Company's instructions until any restrictions relating to the Restricted Stock Award lapse); or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

            (i)  Consideration.    A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company; (B) past or future services actually or to be rendered to the Company or an Affiliate; or (C) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

           (ii)  Vesting.    Shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board, or may be granted with no forfeiture or other vesting restrictions.

         (iii)  Termination of Participant's Continuous Service.    In the event a Participant's Continuous Service terminates, the Company may receive via a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

          (iv)  Transferability.    Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

        (b)   Restricted Stock Unit Awards.    Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical, provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

            (i)  Consideration.    At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

           (ii)  Vesting.    At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate, or may impose no such restrictions (subject to clause vii below).

         (iii)  Payment.    A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

          (iv)  Additional Restrictions.    At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

           (v)  Dividend Equivalents.    Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

          (vi)  Termination of Participant's Continuous Service.    Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant's termination of Continuous Service.

         (vii)  Compliance with Section 409A of the Code.    Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall incorporate terms and conditions necessary to avoid the consequences of Section 409A(a)(1) of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award.

        (c)   Stock Appreciation Rights.    Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

            (i)  Term.    No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Appreciation Right Agreement.

           (ii)  Strike Price.    Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

         (iii)  Calculation of Appreciation.    The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price.

          (iv)  Vesting.    At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

           (v)  Exercise.    To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

          (vi)  Payment.    The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and set forth in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

         (vii)  Termination of Continuous Service.    In the event that a Participant's Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant's Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

        (viii)  Compliance with Section 409A of the Code.    Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall incorporate terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

        (d)   Performance Stock Awards.    A Performance Stock Award is either a Restricted Stock Award or Restricted Stock Unit Award that may be granted or may vest based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum benefit to be received by any Participant in a calendar year attributable to Performance Stock Awards described in this Section 6(d) shall not exceed the value of two million five hundred thousand (2,500,000) shares of Common Stock. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

        (e)   Other Stock Awards.    Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.     COVENANTS OF THE COMPANY.

        (a)   Availability of Shares.    During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

        (b)   Securities Law Compliance.    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

        (c)   No Obligation to Notify.    The Company shall have no duty or obligation to any holder of a Stock Award to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.     MISCELLANEOUS.

        (a)   Use of Proceeds.    Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

        (b)   Corporate Action Constituting Grant of Stock Awards.    Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

        (c)   Stockholder Rights.    No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, and (ii) the issuance of the Common Stock pursuant to such exercise has been entered into the books and records of the Company.

        (d)   No Employment or Other Service Rights.    Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Stock Award granted pursuant to the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (e)   Incentive Stock Option $100,000 Limitation.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

        (f)    Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (g)   Withholding Obligations.    Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from a Stock Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Stock Award Agreement.

        (h)   Electronic Delivery.    Any reference herein to a "written" agreement or document shall include any agreement or document delivered electronically or posted on the Company's intranet.

        (i)    Deferrals.    To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Stock Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant's termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

        (j)    Compliance with Section 409A.    To the extent that the Board determines that any Stock Award granted under the Plan is subject to Section 409A of the Code, the Stock Award Agreement evidencing such Stock Award shall incorporate the terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Stock Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Stock Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Stock Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (1) exempt the Stock Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Stock Award, or (2) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

9.     ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

        (a)   Capitalization Adjustments.    In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 4(c) and 6(d); and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

        (b)   Dissolution or Liquidation.    Except as otherwise provided in a Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company's right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company's repurchase rights may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

        (c)   Corporate Transaction.    The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

            (i)  arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

           (ii)  arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company);

         (iii)  accelerate the vesting of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

          (iv)  arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

           (v)  cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration as the Board, in its sole discretion, may consider appropriate; and

          (vi)  make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

        The Board need not take the same action with respect to all Stock Awards or with respect to all Participants.

        (d)   Change in Control.    A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant. A Stock Award may vest as to all or any portion of the shares subject to the Stock Award (i) immediately upon the occurrence of a Change in Control, whether or not such Stock Award is assumed, continued, or substituted by a surviving or acquiring entity in the Change in Control, or (ii) in the event a Participant's Continuous Service is terminated, actually or constructively, within a designated period following the occurrence of a Change in Control. In the absence of such provisions, no such acceleration shall occur.

10.   TERMINATION OR SUSPENSION OF THE PLAN.

        (a)   Plan Term.    The Board may suspend or terminate the Plan at any time. Unless terminated sooner, the Plan shall terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)   No Impairment of Rights.    Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.   EFFECTIVE DATE OF PLAN.

        The Plan shall become effective on the "Effective Date," which shall be the later of (i) the date the Plan is adopted by the Board or (ii) the date the Plan is approved by the stockholders of the Company.

12.   CHOICE OF LAW.

        The law of the State of Colorado shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state's conflict of laws rules.

13.   DEFINITIONS.

        As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

        (a)   "Affiliate" means, at the time of determination, any "parent" or "subsidiary" of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which "parent" or "subsidiary" status is determined within the foregoing definition.

        (b)   "Board" means the Board of Directors of the Company.

        (c)   "Capitalization Adjustment" means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction "without the receipt of consideration" by the Company.

        (d)   "Cause" means with respect to a Participant, the occurrence of any of the following events: (i) such Participant's conviction of a felony or a crime involving moral turpitude or dishonesty; (ii) such Participant's participation in a fraud or act of dishonesty against the Company; (iii) such Participant's intentional and material damage to the Company's property; (iv) such Participant's material breach of any contract or agreement between the Participant and the Company or any of the Company's written policies, in each case that is not remedied by such Participant within fourteen (14) days of written notice of such breach from the Company; or (v) conduct by such Participant that demonstrates the Participant's gross unfitness to continue to serve the Company or on behalf of the Company. The determination that a termination of the Participant's Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Stock Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

        (e)   "Change in Control" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

            (i)  any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the "Subject Person") exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

           (ii)  there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

         (iii)  there is consummated a complete dissolution or liquidation of the Company, except for a liquidation into a parent corporation;

          (iv)  there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

           (v)  individuals who, on the date the Plan is adopted by the Board, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the Plan, be considered as a member of the Incumbent Board.

        For avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

        Notwithstanding the foregoing or any other provision of the Plan, the definition of Change in Control (or any analogous term) in an individual written agreement, including an employment agreement, between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such definition or agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

        The Board may, in its sole discretion and without a Participant's consent, amend the definition of "Change in Control" to conform to the definition of "Change in Control" under Section 409A of the Code, and the regulations thereunder.

        (f)    "Code" means the Internal Revenue Code of 1986, as amended.

        (g)   "Committee" means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

        (h)   "Common Stock" means the common stock of the Company.

        (i)    "Company" means Allos Therapeutics, Inc., a Delaware corporation.

        (j)    "Consultant" means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a "Consultant" for purposes of the Plan.

        (k)   "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service with the Company or an Affiliate, shall not terminate a Participant's Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an "Affiliate," as determined by the Board in its sole discretion, such Participant's Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the chief executive officer of the Company, including sick leave, military leave or any other personal leave; or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company's leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

        (l)    "Corporate Transaction" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

            (i)  a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

           (ii)  a sale or other disposition of the outstanding securities of the Company representing at least ninety percent (90%) of the voting power of all such securities;

         (iii)  the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

          (iv)  the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

        (m)  "Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

        (n)   "Director" means a member of the Board.

        (o)   "Disability" means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code.

        (p)   "Effective Date" means the effective date of the Plan as set forth in Section 11.

        (q)   "Employee" means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an "Employee" for purposes of the Plan.

        (r)   "Entity" means a corporation, partnership, limited liability company or other entity.

        (s)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (t)    "Exchange Act Person" means any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that "Exchange Act Person" shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities.

        (u)   "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

            (i)  If the Common Stock is listed on any established stock exchange or traded on the Nasdaq Global Select Market or the Nasdaq Global Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date of determination, then the Fair Market Value shall be the mean between the bid and asked prices for the Common Stock on the last preceding date for which such quotation exists.

           (ii)  If the Common Stock is listed or traded on the Nasdaq Capital Market, the Fair Market Value of a share of Common Stock shall be the mean between the bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there are no such quotations on the date of determination, then the Fair Market Value shall be the mean between the bid and asked prices for the Common Stock on the last preceding date for which such quotation exists.

         (iii)  In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Section 409A of the Code.

        (v)   "Form S-8" has the meaning assigned thereto in Section 4(d).

        (w)  "Incentive Stock Option" means an Option which qualifies as an "incentive stock option" within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (x)   "Non-Employee Director" means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (y)   "Nonstatutory Stock Option" means an Option that does not qualify as an Incentive Stock Option.

        (z)   "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (aa) "Option" means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

        (bb) "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (cc) "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (dd) "Other Stock Award" means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(e).

        (ee) "Other Stock Award Agreement" means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (ff)  "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an "affiliated corporation," and does not receive remuneration from the Company or an "affiliated corporation," either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (gg) "Own," "Owned," "Owner," "Ownership" A person or Entity shall be deemed to "Own," to have "Owned," to be the "Owner" of, or to have acquired "Ownership" of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

        (hh) "Participant" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        (ii)   "Performance Criteria" means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) sales or revenue targets; (xvii) orders and revenue; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) stockholders' equity; (xxxi) quality measures; and (xxxii) to the extent that a Stock Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Committee. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award

Agreement. The Committee shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

        (jj)  "Performance Goals" means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the satisfaction of the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of the grant of any Stock Award, the Committee is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any "extraordinary items" as determined under generally accepted accounting principles. In addition, the Committee retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

        (kk) "Performance Period" means one or more periods of time, which may be of varying and overlapping duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Performance Stock Award.

        (ll)   "Performance Stock Award" means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

        (mm)  "Plan" means this Allos Therapeutics, Inc. 2008 Equity Incentive Plan.

        (nn) "Prior Plans" has the meaning assigned thereto in Section 1(b).

        (oo) "Restricted Stock Award" means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

        (pp) "Restricted Stock Award Agreement" means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (qq) "Restricted Stock Unit Award" means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

        (rr)  "Restricted Stock Unit Award Agreement" means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

        (ss) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (tt)  "Securities Act" means the Securities Act of 1933, as amended.

        (uu) "Stock Appreciation Right" means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 6(c).

        (vv) "Stock Appreciation Right Agreement" means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation

Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

        (ww)  "Stock Award" means any right to receive Common Stock granted under the Plan, including an Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award, or any Other Stock Award.

        (xx) "Stock Award Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (yy) "Subsidiary" means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) .

        (zz) "Ten Percent Stockholder" means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE NOMINEES FOR DIRECTOR LISTED BELOW.			THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.
					FOR	AGAINST	ABSTAIN
PROPOSAL 1:	To elect seven directors to hold office until the 2009 Annual Meeting of Stockholders and until their successors are elected.		PROPOSAL 2:	To approve the Company's 2008 Equity Incentive Plan.	☐	☐	☐
	FOR all nominees listed to (except as marked the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below.
	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.
					FOR	AGAINST	ABSTAIN
NOMINEES:	01 Stephen J. Hoffman, Ph.D., M.D., 02 Paul L. Berns, 03 Michael D. Casey, 04 Stewart Hen, 05 Jeffrey R. Latts, M.D., 06 Jonathan S. Leff and 07 Timothy P. Lynch		PROPOSAL 3:	To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐	☐	☐
To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below:

Signature	Signature	Date

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person. Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.
FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/alth		TELEPHONE 1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You can view the Company's Annual Report and Proxy
Statement on the internet at www.allos.com

ALLOS THERAPEUTICS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 24, 2008

        The undersigned hereby appoints Paul L. Berns and Marc H. Graboyes, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Allos Therapeutics, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Allos Therapeutics, Inc. to be held at the Westin Westminster Hotel, 10600 Westminster Boulevard, Westminster, Colorado 80020 on Tuesday, June 24, 2008 at 8:00 a.m. (local time) and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES LISTED IN PROPOSAL 1 AND IN FAVOR OF PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your Allos Therapeutics, Inc. account online.

Access your Allos Therapeutics, Inc. stockholder account online via Investor ServiceDirect® (ISD).

The transfer Agent for Allos Therapeutics, Inc., now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

****TRY IT OUT****

www.bnymellon.com/shareowner/isd/
 Investor ServiceDirect®
Available 24 hours per day, 7 days per week

TOLL FREE NUMBER:                        1-800-370-1163

QuickLinks

PROXY STATEMENT FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS To Be Held On June 24, 2008
PROPOSAL 1 ELECTION OF DIRECTORS
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
PROPOSAL 2 APPROVAL OF THE COMPANY'S 2008 EQUITY INCENTIVE PLAN
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
Director Compensation for Fiscal 2007
TRANSACTIONS WITH RELATED PERSONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
  Annex A
ALLOS THERAPEUTICS, INC. 2008 EQUITY INCENTIVE PLAN
APPROVED BY THE BOARD: APRIL 24, 2008 APPROVED BY THE STOCKHOLDERS: TERMINATION DATE: APRIL 24, 2018